  Commission Number 333-185664

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPALL STABLES, INC.
(Exact name of registrant as specified in its charter)

Delaware	7948	45-4654509
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer Id. No.)
of incorporation or organization)	Classification Code Number)

205 Ave Del Mar #974 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please  check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)(4)
Common Stock , par value $.0001	29,000,000	$.01	$290,000	$39.56
Total Registration Fee				$39.56

(1)
An indeterminate number of additional shares of Common Stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)
The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated in accordance with Rule 457(a) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

(4)	$39.56 previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS, Dated  March __ 2013

CAPALL STABLES, INC.

A DELAWARE CORPORATION

29,000,000 Shares of Common Stock
$0.01 per share

The selling stockholders named in this prospectus are offering up to 29,000,000 shares of our Common Stock. We will not receive proceeds from any sale of Common Stock by the Selling Stockholders.  As of March 18, 2013 , the Company had 451,250,000 shares of Common Stock outstanding.

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on a tier OTC markets and thereafter at prevailing market prices or privately negotiated prices. However, there is no guarantee that our common stock will ever be quoted on a tier of the OTC Markets. Thoroughbred Management Group and Joseph Wade are underwriters within the meaning of Section 2(a)(11) of the Securities Act and as such these selling shareholders will offer their shares at a fixed price for the duration of the offering. The Common Stock may be sold by any means described in the section of this prospectus entitled "Plan of Distribution" beginning on page 16.  The selling shareholders will receive $290,000 in the aggregate if all shares are sold at the offering price. The offering will terminate 360 days after this registration statement is declared effective by the Securities and Exchange Commission.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under “Prospectus Summary” on page 1 and “Risk Factors” on page 5 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

We will pay all expenses incurred in this offering.

Our Common Stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market. There is no guarantee that the Company’s common stock will ever be quoted on a tier of the OTC Markets.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until ________, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is March __, 2013

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus filed with the Securities and Exchange Commission. The selling stockholders are offering to sell, and seeking offers to buy, our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

Until ________, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as  may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. These forward-looking statements are based on current information and expectation, and we assume no obligation to update any such forward-looking statements.
Glossary

Throughout this prospectus, we use terms associated with the thoroughbred horseracing industry. The following glossary of terms is intended to assist prospective investors who may not be familiar with these terms.

Broodmare:	A filly or mare that has been bred and is used to produce foals.

Claiming:	The process by which a licensed person may purchase a horse entered in a race designated as a “claiming race” for a predetermined price. When a horse has been claimed, its new owner assumes title after the starting gate opens although the former owner is entitled to all purse money earned in that race.

Conformation:	The shape and correctness of the anatomy of a horse.

Dosage rating:	Refers to a mathematical figure used by breeders of Thoroughbred race horses, and sometimes by bettors handicapping horse races, to quantify a horse's ability, or inability, to negotiate the various distances at which horse races are run. It is calculated based on an analysis of the horse's pedigree.

Filly:	A female horse four years old or younger.

Foal:	A horse of either sex in its first year of life. The term “foal” can also denote the offspring of either a male or female parent.

Maiden:	Refers to a race in which the runners have never won a race.

Purse winnings:	The monetary amount distributed after a race to the owners of the entrants who have finished in (typically) the top four or five positions.

Racing Secretary:	The racetrack official who drafts conditions of races and assigns weights for handicap horse races, which are races in which varying amounts of weight are added to the horse saddles in an attempt to even out the competition in case some horses are clearly more dominant than others.

Racing age horses:	Refers to horses that are Two-Years or older.

Runners:	The horses participating in a race.

The Jockey Club:	The Jockey Club is the breed registry for all thoroughbred horses in North America. It is responsible for maintaining The American Stud Book, which is a stud book that includes all thoroughbreds foaled in the United States, Canada and Puerto Rico as well as thoroughbreds imported into the United States, Canada and Puerto Rico from other nations that maintain similar thoroughbred registries.

Thoroughbred:	A horse whose parentage traces back to any of three “founding sires.” To be considered a thoroughbred for racing or breeding purposes, a thoroughbred must have satisfied the rules and requirements of The Jockey Club and be registered in “The American Stud Book” or in a foreign stud book recognized by The Jockey Club and the International Stud Book Committee.

Yearling:	A horse in its second calendar year of life, beginning Jan. 1 of the year following its birth.

Item 3: Summary Information and Risk Factors.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “ Capall Stables ” “we,” “us,” and “our” refer and relate to Capall Stables, Inc.

Our Company

Registrant Overview

Capall Stables, Inc. was incorporated under the laws of the State of Delaware on October 10, 2012. On March 1, 2013 the Company changes its name to Capall Stables, Inc . The Company's business is the buying, selling and racing of thoroughbreds that can race in the claiming levels of thoroughbred racing.  Claiming refers to the process by which a licensed person may purchase a horse entered in a race designated as a “claiming race” for a predetermined price. When a horse has been claimed, its new owner assumes title after the starting gate opens although the former owner is entitled to all purse money earned in that race.  Claiming races are the lowest level of thoroughbred racing and as such provide the lowest average purse money among the race types.   On March 15,  2013, the Company’s subsidiary, Capall Stables of California, obtained its license from the California Horse Racing Board and as such may begin claiming and racing thoroughbreds.

Shareholders of the Company will not have any property rights to the thoroughbreds that the Company acquires and races.

Steps taken toward the Operations of the Company

Mr. Wade dedicated much of the past year developing and building the Company:

January – September 2012
Mr. Wade began studying and developing a plan for a profitable stable as a public entity. Mr. Wade’s market research came from several sources, seven (7) of experience in the thoroughbred business, extensive reading of books and trade publications in the field, including periodicals such as Blood Horse and Thoroughbred Times. Mr. Wade’s objective to build a solid business plan for a public company.

August, 2012:	The Company has contacted and been in discussions with trainers in Southern California regarding retaining the trainers for the stables.

August, 2012:
Company has begun reviewing and identifying thoroughbreds in California to be acquired. This entails a lengthy process of reviewing the thoroughbreds past performances, breeding, race charts, watching their morning gallops and workouts, and watching video of its previous races.

September 2012:	Company has formulated its business plan to begin acquiring thoroughbreds beginning in January 2013.
September 2012:	Mr. Wade filed to form the company in Delaware.
February 2013:	The Company hired a trainer for the Company’s thoroughbred.
February 2013:	The Company agreed to a revolving line of credit with SC Capital for $500,000.
February 2013:	The Company acquired its initial thoroughbred, Rock Off.
March 2013:	The Company changed its name to Capall Stables, Inc.
March 2013:	The Company formed its wholly owned subsidiary Capall Stables of California, Inc.
March 2013:	The Company’s subsidiary registered as a stable in the State of California.

Conflicts of Interest:

Our sole officer and director, is also the controlling shareholder and works approximately 30 hours per week, or 50% of his time, for the Company, is engaged in the business of owning, racing, and investing in thoroughbred ventures which may give rise to conflicts of interest.  These conflicts of interest may have a material and adverse impact on our business, financial condition and results of operations.

The Company had a net loss of ($42,160) from inception to November 30, 2012.  The Company had no operating income and $42,160 in expenses.   As of March 18, 2013, the Company had $4,079 in cash .  The Company's current monthly burn rate is between $3,700 - $4,000 per month, which includes approximately $3,000 for training fees associated with the Company’s thoroughbred. This is expected to increase to $5,700 - $6,000 once the Company becomes a reporting company which includes the expected monthly costs of $2,000 associated with being a reporting company. The Company's monthly burn rate consists of the direct costs of the thoroughbreds the Company has acquired (such as training and vet fees) and the expected on-going general expenses of the Company (such as filing fees, audits and general administrative expenses).

The Company acquired its initial thoroughbred, Rock Off, on February 23, 2013. The Company acquired a thoroughbred, Rock Off, on February 23, 2013 for $12,500 plus tax for a total $13,625. The Company purchased Rock Off from our CEO, Mr. Wade, for $13,625, which was the amount paid by Mr. Wade for Rock Off, and issued him a note payable in exchange for all rights to Rock Off.

Once the Company acquires its 4 initial thoroughbreds for its claiming division, the Company's monthly burn rate is expected to be $16,000 including $14,000 in thoroughbred expenses and $2,000 in fees associated to be a reporting company.

The Company expects that it will need to raise $1,850,000 to acquire a stable of 50 thoroughbreds.  The company will not receive any proceeds from this offering.  As such, the Company’s has entered into an agreement with SC Capital for a revolving line of credit of $500,000 to acquire the company’s initial thoroughbreds.  The Company is also seeking to raise an additional $1,350,000 to complete the acquisition for a total stable of 50 thoroughbreds. Furthermore, there is no guarantee that the Company will be able to raise the additional funds discussed in this paragraph.

Refer to the Company's financials on Page F-4 and Management’s Discussion and Analysis of Financial Condition and Results of Operations for more information.

The Company is a developmental stage company.  Additionally, the Company's auditor has expressed substantial doubt about our ability to continue as a going concern. The Company needs to raise additional capital to continue operations and to implement its plan of operations.  The Company has insufficient capital to continue operations for the next 12 months.  The Company requires up to $40,000 to continue its current operations for the next 12 months. The officer, director and principal shareholder has verbally agreed to provide additional capital, up to $40,000, to the Company to funds it current operations until the Company can raise additional capital; however, there is no guarantee that our officers and directors will provide the loan to the Company since there is no legal commitment or obligation. The company needs to raise capital in the amount of $1,850,000 to fully execute on its business plan on claiming at least 50 thoroughbreds (to maintain a total stable size of 50 thoroughbreds) over the next 18 months.  The Company has entered into revolving line of credit with SC Capital for $500,000 to begin implementing its business plan and acquiring thoroughbreds to race in claiming races once the company has received the necessary licensing in the State of California.  The Company needs the additional $1,350,000 to acquire a total of 50 thoroughbreds for its claiming division.   Furthermore, there is no guarantee that the Company will be able to raise the additional funds discussed in this paragraph.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•              the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•              the last day of the fiscal year following the fifth anniversary of the completion of this offering;
•              the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and
•              the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 13 under “Risk Factors” of the effect on our financial statements of such election.

Business of Registrant

The Company's business is the buying, selling and racing of thoroughbreds that can race in the claiming levels of thoroughbred racing.  Claiming refers to the process by which a licensed person may purchase a horse entered in a race designated as a “claiming race” for a predetermined price. When a horse has been claimed, its new owner assumes title after the starting gate opens although the former owner is entitled to all purse money earned in that race. On March 15, 2013, the Company’s wholly owned subsidiary obtained its license from the California Horse Racing Board.

The Company acquired its initial thoroughbred, Rock Off, on February 23,2013.  The Company acquired a thoroughbred, Rock Off, on February 23, 2013 for $12,500 plus tax for a total $13,625.

Our CEO claimed Rock Off on behalf of the Company since the Company was still waiting to finalize its licensing from the State of California.   Our CEO has transferred all rights to Rock Off to the Company’s subsidiary. The Company purchased Rock Off from our CEO by issuing a note payable to him for $13,625. The Company has identified four (4) thoroughbreds to claim and will seek to begin claiming these thoroughbreds now that the Company has obtained the necessary licensing in the State of California.    The Company will acquire its stable of thoroughbreds through claiming races instead of private transactions or auctions.  The Company intends to acquire at least 50 thoroughbreds in its claiming stable in California before expanding into other states.  Please refer to "Business of Registrant" below for more information.

The Company expects to begin claiming additional thoroughbreds in March 2013 .   The Company expects to acquire the 50 thoroughbreds by September 2013.  This is dependent on the Company's ability to raise the additional capital it needs and the availability of thoroughbreds that the Company desires to acquire. Once the Company acquires the initial total stable size of 50 thoroughbreds, the Company expects to expand its operations into other states.   Refer to Liquidity and Capital Resources below for more information on the Company's plans to raise capital.

The California racing schedule for 2012- 2013 is as follows:

Santa Anita Park, Arcadia. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Dec. 26, 2012 – April 21, 2013

Hollywood Park, Inglewood  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .April 24 – July 14, 2013

Del Mar Thoroughbred Club, Del Mar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .July 17-Sept. 4, 2013

Fairplex Park, Pomona  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Sept. 5 - 23, 2013

Santa Anita Park (Pacific Racing Association), Arcadia. . . . . . . . . . . . . . . . .Sept. 25 - Nov. 3, 2013

Hollywood Park, Inglewood  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Nov. 7-Dec. 22, 2013

Our principal executive offices are located at 205 Ave Del Mar #974 San Clemente, CA 92674, and our telephone number is (949) 461-1471.

SUMMARY OF THIS OFFERING

Issuer	Capall Stables, Inc,.

Securities being offered	Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES –Common Stock.”

Per Share Price	$0.01

Total shares of Common Stock outstanding prior to the offering	451,250,000 shares

Shares of Common Stock being offered by selling shareholders:	29,000,000 shares

Total shares of Common Stock outstanding after the offering:	451,250,000 shares

Total shares of Preferred Stock outstanding before and after the offering:	10,000,000 shares

Registration Costs:	We estimate the total cost relating to the registration herein to be approximately $9,000.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the common stock by the selling stockholders under this prospectus. See “Use of Proceeds” beginning on page 14.

Risk Factors
There are substantial risk factors involved in investing in our Company.  For a discussion of certain factors you should consider before buying shares of our Common Stock, see the section entitled "Risk Factors."

Trading Market
Our common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market. We intend to apply to have our Common Stock listed on the OTC Bulletin Board once this Prospectus is effective.  We require the assistance of a market maker to apply of OTC Bulletin Board and there is no guarantee that a maker-maker will agree to assist the Company and there is no guarantee that the Company’s common stock will ever be quoted on a tier of the OTC Markets.

RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this prospectus. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment. Currently, shares of our Common Stock are not publicly traded.

Most racehorse ownership is not profitable will materially and adversely affect our business, financial condition and results of operations.

The business of training and racing thoroughbred racehorses is a high-risk venture and most racehorse ownership is not profitable. In particular, studies in the U.S. market have concluded that financial returns from owning racehorses are negative in the aggregate. These studies also suggest that investors pay, in effect, two premiums (which can be thought of as amounts in excess of the amount an investor would ordinarily be expected to pay on the basis of the discounted cash flow anticipated from another investment of similar risk) when investing in racehorses: a premium to enter the sport and, for higher priced horses, a premium related to the purchase of a potential champion. There is no assurance that any of our horses will generate positive returns or that we will not lose a portion or all of the capital we invest in them and that investors will not lose a portion or all of the capital they invest. Among other things, thoroughbreds are subject to injury and disease which can result in forced retirement from racing or, at the extreme, natural death or euthanasia of the animal. Even if a thoroughbred has an excellent bloodline, there is no assurance that the racing performance of the thoroughbred will conform to the bloodline. There can be no assurance that the value of our horses will not decrease in the future or that we will not incur losses on the racing careers or sale or other disposition of any or all of our horses. Any such circumstance will materially and adversely affect our business, financial condition and results of operations.

We do not anticipate having a predictable stream of revenue from operations, and the variability of your revenues may result in cash shortfalls, which would in turn have a material adverse effect on us

We cannot predict with any certainty the future performance of any of our horses in any given race or the value that will be realized upon the sale of any of our horses. If we are unable to achieve a sufficient level of racing revenues during our operating period, or if our operating expenses are significantly higher than we expect, we may experience cash shortfalls. If we experience a cash shortfall, we may be forced to cease operations. We have no commitments for future debt or equity financing and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Any equity financing could dilute ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters, which could materially and adversely affect our business, financial condition and results of operations. If we were unable to obtain financing as needed, we could cease to be a going concern.

The popularity of horse racing has declined which may impact our ability to generate revenues and profits from our horses and the value of our horses may also decline, which could have a material and adverse effect on our business, financial condition and results of operations

There has been a general decline in the number of people attending and wagering on live horse races at North American racetracks, including because of increased competition from other wagering and entertainment alternatives such as spectator sports and other gaming options, and the unwillingness of customers to travel a significant distance to racetracks. Competitive gaming activities include traditional and Native American casinos, video lottery terminals, state-sponsored lotteries and other forms of legalized and non-legalized gaming in the U.S. and other jurisdictions, and we expect the number of competitors to increase. Over the past twenty years, live attendance at horse racetracks in the U.S. and Canada has declined substantially. The total number of races declined from 81,279 in 1990 to 52,771 in 2010. Pari-mutuel wagering on thoroughbred horseracing has declined from a peak of $15.7 billion in 2003 to $11.9 billion in 2010. U.S. and Canadian purses, which represent the amount of available winnings in United States and Canadian thoroughbred horse races (including monies not won and returned to state breeder and other funds), declined by about 4.8% over the same period. The number of race days has also declined significantly. Since 1999, more than 25% of races, excluding major racing events such as the Kentucky Derby, the Belmont Stakes, the Preakness Stakes and the Breeder’s Cup and other racing events held on the same day, have been inadequately funded, meaning that the live handle contribution from all sources to the tracks and purse account was less than the purse paid out to horsemen.  Lower interest in horse racing and a continued decline in racetrack attendance could materially and adversely affect our business, financial condition and results of operations because the number and amount of purses may decline. If the opportunity to generate revenues and profits from thoroughbred ownership declines, the value of our horses may also decline, which could have a material and adverse effect on our business, financial condition and results of operations.

Our horses are subject to impairment testing and potential periodic impairment charges could materially and adversely affect the price of our Common Stock.

We intend to test our horse assets for impairment on a semi-annual basis and more frequently if there is objective evidence of impairment. The value of one or more our horses may become impaired for a variety of reasons, including death, injury or racing losses or lack of training progress. The events and conditions leading to the recording of an impairment charge could have a material and adverse effect on our business, financial condition and results of operations. The recognition of an impairment charge could materially and adversely affect the trading price of our common stock.

Racehorses are prone to injury which may materially and adversely affect our business, financial condition and results of operations.

Racehorses can be susceptible to leg or other injuries, which can adversely affect, shorten or end their ability to race or otherwise adversely affect them. No assurance can be given that our horses will not sustain any injury during stabling, training, racing or transport to and from various racetracks, irrespective of the level of precaution taken. Any injuries that our horses sustain could reduce the racing opportunities available for such horses, the value of such horses and the net proceeds received upon their sale or liquidation and may materially and adversely affect our business, financial condition and results of operations.

The Company currently owns one horse which materially and adversely affect our business, financial condition and results of operations.

The Company currently owns one horse and is dependent on raising capital to acquire additional horses.  If the Company cannot sufficient capital to acquire horses it will reduce the opportunity to generate racing revenues and may materially and adversely affect our business, financial condition and results of operations.

Bad weather may adversely affect our business, financial condition and results of operations.

Racetracks operate outdoors and weather conditions surrounding these events may materially and adversely affect our business, financial condition and results of operations, particularly because poor weather may injure a horse or cause us to remove a particular horse from a particular race. Due to weather conditions, racetracks may be required to move a race event to the next live racing day, move the race from a turf track to a dirt track (which could cause us to withdraw a horse from a race in which the type of surface selected no longer suited its running style) or cancel races altogether. These changes would increase our costs and could materially and adversely affect our business, financial condition and results of operations. Poor weather could affect successive events in future periods.

Racetrack attendance can be sensitive to reductions in consumers’ discretionary spending, which may result from economic conditions, unemployment levels and other changes we cannot accurately predict and for which we cannot implement mitigating business strategies.

Demand for particular entertainment and leisure activities can be sensitive to consumers’ disposable incomes, which may be materially and adversely affected by recent economic conditions and the persistence of elevated levels of unemployment. Horseracing and related activities may be similar to other leisure activities in that they represent discretionary expenditures likely to decline during economic downturns. In some cases, the perception of an impending economic downturn or the continuation of a recessionary climate can be enough to discourage consumers from spending on entertainment or leisure activities. Further declines in the residential real estate market, higher energy and transportation costs, changes in consumer confidence, increases in individual tax rates, and other factors that we cannot accurately predict may reduce disposable income of racetrack customers. This could result in fewer patrons visiting racetracks, gaming and wagering facilities and online wagering sites, and may impact these customers’ ability to wager with the same frequency and maintain their wagering level profiles. Reduced wagering levels and profitability at racetracks could cause certain racetracks to reduce purse sizes, cancel races or cease operations and therefore reduce the opportunity to generate revenues and profits from our horses and cause the value of our horses to decline. Accordingly, these factors could have a material and adverse impact on our business, financial condition and results of operations.

The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern.  The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. The Company's officers have verbally agreed to lend the Company $40,000 for its operating expenses, however, there is no guarantee that we will receive the funds from our officers and directors since there is no legal commitment or obligation.  There are no other current agreements or understandings with regard to the form, time or amount of any financing and there is no assurance that any financing can be obtained or that the Company can continue as a going concern.

The Company has limited revenue and limited operating history which make it difficult to evaluate the Company which could restrict your ability to sell your shares.

The Company was organized on October 10, 2012. Consequently, the Company has only a limited operating history and limited revenues. Activities to date have been limited to researching thoroughbreds to claim, organizational efforts and obtaining initial financing. The Company must be considered in the developmental stage. Prospective investors should be aware of the difficulties encountered by such enterprises, as the Company faces all the risks inherent in any new business, including the absence of any prior operating history, need for working capital and intense competition. The likelihood of success of the Company must be considered in light of such problems, expenses and delays frequently encountered in connection with the operation of a new business and the competitive environment in which the Company will be operating.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Initially, success of the Company is entirely dependent upon the management efforts and expertise of Mr. Wade. A loss of the services of any of these individuals could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for either of such individuals, or that a replacement could be hired on terms which are favorable to the Company. The Company currently maintains no key man insurance on the lives of any of its officers or directors. The Company currently has not entered into any employment agreements with our officers or key personal.  The Company expects to enter into employment agreements in April 2013.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

 We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

We cannot guarantee that an active trading market will develop for our Common Stock which may restrict your ability to sell your shares.

There is no public market for our Common Stock and there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Common Stock should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. There has not been a market for our Common Stock. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares will be subject to the “penny stock” rules which might  subject you to restrictions on marketability and you may not be able to sell your shares

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company's securities are subject to the penny stock rules, therefore investors in this offering may find it more difficult to sell their securities.

The management and current shareholders of the Company will own 96% of the issued and outstanding Common Stock and have 99% of the total voting power thereby acting together they have the ability to choose management or impact operations.

Management and current shareholders will own 96% of the outstanding Class Common Stock and have voting power of 99% of our issued and outstanding Common Stock after this offering. Consequently, management and current shareholders have the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•Election of the Board of Directors;
•Removal of directors;
•Amendment to the our certificate of incorporation or bylaws; and

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.  Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

We may need additional financing which we may not be able to obtain on acceptable terms.  If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability execute on our divisions business plans. If we raise additional capital through the issuance of debt, this will result in increased interest expense.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution.  In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock.  If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants).  There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all.  Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

The Company is registering 29,000,000 shares of its Common Stock; any future sales of this stock may adversely affect the market price of the Common Stock. Sales of our Common Stock in the public market could lower our market price for our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

We may, in the future, issue additional common stock, which would reduce then-existing investors’ percentage of ownership and may dilute our share value.

Our certificate of incorporation authorizes the issuance of up to 700,000,000 shares of common stock and 50,000,000 shares of preferred stock. Accordingly, the board of directors will be empowered, without further stockholder approval, to issue additional shares of capital stock up to the authorized amount, which would dilute the current and future shareholders.

Due to limited liquidity in our shares, if a public market does develop, the market price of our Common Stock may fluctuate significantly which could cause a decline in value of your shares.

There is no public market for our Common Stock and there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained.  If a public market does develop, the market price of our Common Stock may fluctuate significantly in response to factors, some of which are beyond our control.  The  market  price  of  our  common  stock  could  be  subject  to   significant fluctuations  and the market  price  could be  subject  to any of the  following factors:

•our failure to achieve and maintain profitability;
•changes in earnings estimates and recommendations by financial analysts;
•actual or anticipated variations in our quarterly and annual results of operations;
•changes in market valuations of similar companies;
•announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
•loss of significant clients or customers;
•loss of significant strategic relationships; and
•general market, political and economic conditions.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our Common Stock, which could cause a decline in the value of our shares.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Delaware law.  Under Delaware law (Section 145 of the General Corporation Law of Delaware, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

We will need additional capital of approximately $1,850,000, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

The Company needs an aggregate of $1,850,000 to fully implement its business plan and cover on-going expenses.   The Company needs to raise at least $1,850,000 within the next 12 months to fully cover its on-going expenses and to acquire a stable of 50 thoroughbreds within the Company's desired timeframe.

The Company has obtained a $500,000 line of credit from SC Capital which will allow the Company to begin acquiring thoroughbreds once the Company has obtained the necessary licensing from the State of California.  However, the Company will need an additional $1,350,000 to acquire additional thoroughbreds for a total of 50 thoroughbreds prior to expanding into other states.

The Company expects the on-going cost of being a public company to be approximately between $30,000 and $40,000 for 2013 which includes approximately $24,000 in accounting fees and $6,000 in legal fees associated with being a public company.   We may have insufficient revenues to cover our operating costs or be able to obtain financing in the amounts needed or on terms acceptable to us, if at all, which will negatively affect our ability to complete development of our business, establish a marketing platform and revenue generating operations. Additionally, we will have legal and accounting costs associated with being a Securities and Exchange reporting company should our S-1 registration statement be declared effective. You should consider the risks that we will be unable to obtain adequate capital financing, which will delay our operations, lead to accumulated losses, and negatively affect our ability to complete development of our services and to generate revenues.

The Company will incur additional costs associated with being a public company which may result in our shareholders losing their entire investment.

The additional costs you will incur as a public company fees associated to filing the 10-Q, 10-K, 8-K and other documents required to be filed with the SEC.  The company expects these costs to be approximately $24,000.   There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay these additional costs.

The Company’s sole officer and director can determine his salary without approval from shareholders which may result in our shareholders losing their entire investment.

Since our sole officer and director may determine his salary without approval from shareholders there is a risk that there will insufficient funds available from the net income.  There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay any salary to our officer.

There can be no assurances that the value of the thoroughbreds which are acquired by the Company, will not decrease in the future which may have an adverse impact on our Company’s activities and financial position.

The business of training and racing thoroughbreds is a high-risk venture. There is no assurance that any thoroughbred acquired by the Company will possess qualities of a championship character. While a thoroughbred may have an excellent bloodline, there is no assurance that the racing performance of the thoroughbred will conform to the bloodline. Moreover, thoroughbreds are subject to injury and disease which can result in forced retirement from racing, or at the extreme, natural death or euthanasia of the animal. There can be no assurances that the value of the thoroughbreds which may be acquired and owned by the Company, will not decrease in the future or that the Company will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the thoroughbreds which the Company may acquire.

The valuation of thoroughbreds is a highly speculative matter.  If the valuation of the Company's thoroughbreds decrease the Company will still be responsible for the expenses of maintaining, training and racing the thoroughbreds even at lesser quality races which could negatively impact the revenues from the thoroughbreds.

The valuation of thoroughbreds is a highly speculative matter and prices have fluctuated widely in recent years. The success of the Company is dependent upon the present and future values of thoroughbreds generally, and of the Company's thoroughbreds in particular, as well as the racing success of the Company's thoroughbreds. Although the future value of thoroughbreds generally cannot be predicted, it will be affected by the state of the economy, the amount of money available for investment purposes, and the continued interest of investors and enthusiasts in the thoroughbred industry. The expense of maintaining, boarding, training and racing thoroughbreds can be expected to increase during the term of the Company, regardless of what happens to the future market price of thoroughbreds or the performance of the Company thoroughbreds.

If the Company thoroughbreds are unsuccessful in racing or injured, their value will be adversely affected.  Which may have a negative impact of the Company's valuation and its revenue.

Thoroughbred racing is extremely speculative and expensive. In the event that the Company thoroughbreds were to be transported to various tracks and training centers throughout the United States, and thus exposed too many other horses in training, the risk of injury or death increases significantly. The Company's thoroughbreds must earn enough through racing to cover expenses of boarding and training. If the Company Thoroughbreds are unsuccessful in racing, their value will be adversely affected. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in thoroughbred racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the Company Thoroughbreds will be of such quality that they may compete in any races which offer purses of a size sufficient to cover the Company's expenses.

Thoroughbred racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the company's business

The racing future of and/or market for the Company's thoroughbreds depends upon continuing governmental acceptance of thoroughbred racing as a form of legalized gambling. However, at any time, thoroughbred racing could be subjected to restrictive regulation or banned entirely. The value of the Company's thoroughbreds would be substantially diminished by any such regulation or ban. Thoroughbred racing is regulated in various states and foreign countries by racing regulatory bodies with which the owners of thoroughbred racehorses must be licensed.

State racing laws and regulations may limit our ability to race our horses in certain states.

We are subject to considerable federal, state and local government regulation relating to the ownership of racehorses and other related matters. Many of these regulations are subject to differing interpretations that may, in certain cases; result in unintended consequences that could materially and adversely impact the effective operation of our business. We will be required to obtain licenses in certain states in order to race our horses in such states. We may not be able to obtain necessary licenses or other approvals on a cost effective and timely basis in order to operate our business. Furthermore, we will depend on continued state approval of legalized thoroughbred horseracing in states where we race our horses. The failure to attain, loss of or material change in our licenses, registrations, permits or approvals may materially limit the number of races we enter, and could have a material and adverse impact on our business, financial condition and results of operations.

Racing laws and regulations in some of the states in which we intend to race our horses limit your ability to acquire and retain our common stock without being licensed as a thoroughbred owner and a violation of those laws and regulations could prevent our horses from racing in those states.

Existing regulations governing thoroughbred racing in various states may limit the ability of individuals and entities to acquire and retain our common stock. Such provisions are designed to regulate ownership and control of corporations engaged in thoroughbred racing. Such statutes provide that ownership of a substantial portion of common stock, generally greater than 3%, 5% or 10% of the outstanding equity in a corporation, must be approved by the racing commission in those jurisdictions.

 In California, the owner of record for the Company’s horses will be a wholly owned-subsidiary.   This subsidiary will own and manage all the company’s horses to be raced in California.  As such, the only equity shareholder will be the registrant.  Thereby, the company will not need to disclose to the name of each individual shareholder.  However, if these rules shall change then the Company may need to disclose the individual shareholders names or be required to cease operations in California.  The Company is looking at the ownership rules in other states to determine which states the company would seek to expand.

These regulations may impact our ability to expand and/or race horses in these states which may have a material adverse effect on our financial position.
The Company currently does not and does not intend to purchase insurance on its thoroughbred which could require Company resources to be spent to cover any loses from the death or injury of a thoroughbred.

Mortality insurance insures against the death of a horse during the Company's ownership. Surgical insurance covers possible risks of injury during racing or training. Without insurance the Company is responsible for the cost of injury or in the event of death will lose its investment in the thoroughbred.  The payment of such liabilities may have a material adverse effect on our financial position.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company's operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for the Company to race at and then negativity impact its operations.

The Company may not be able to accurately access the value of thoroughbreds it wants to acquire which may result in the Company overpaying for the thoroughbred or prevent the Company from acquiring a thoroughbred which may negatively result our operations.

We may not be able to accurately access with any certainty the value of or the future performance of any horse that we are interested in acquiring.   The procedure of claiming a thoroughbred involved the Company’s trainer puting a claim in for the horse prior to the race.  Immediately upon the start of the race the horse is considered sold to the new owner, however, the previous owner maintains any purse winnings from that race.  Company is able to have a vet exam the horse prior to the race and exclusively relies on past races and the conformation of the horse to determine to claim a horse. As a result, the Company may overpay for a thoroughbred it purchases or not obtain the value of the thoroughbred that the company expected when acquiring the thoroughbred.  These may negativity impact the company’s operations.

There are potential conflicts of interests between the company and its officer and which may have a material and adverse impact on our business, financial condition and results of operations.

Our sole officer and director, is also the controlling shareholder and works approximately 30 hours per week for the Company, is engaged in the business of owning, racing, and investing in thoroughbred ventures which may give rise to conflicts of interest.  Mr. Wade may enjoy an informational advantage over the Company and his fiduciary duties to the company could potentially conflict with his desire to purchase thoroughbreds for his personal use.  The company has not yet adopted written procedures for resolving potential conflicts and once the company does these procedures once adopted may not be effective because we only have one director and officer. These conflicts of interest may have a material and adverse impact on our business, financial condition and results of operations.

Industry practices and structures have developed which may have not been attributable solely to profit-maximizing economic decision-making which may have an adverse impact on our Company’s activities business

Because thoroughbred racing is a sport as well as a business, industry practices and structures have developed which may have not been attributable solely to profit-maximizing economic decision-making. For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

The Company's auditors have issued a going concern opinion that the Company's may not be able to continue without raising additional capital therefore needs to raise additional capital to continue its operations and to implement its plan of operations.

Our auditors and management has concluded that there is substantial doubt about our ability to continue as a going concern.  The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company needs to raise additional capital to continue its operations and to implement its plan of operations. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. Other than our verbal agreements with our Officer and Directors for a possible $40,000 in capital, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

The Company lacks sufficient internal controls and implementing acceptable internal controls will be difficult with only 1 officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The Company lacks internal controls over its financials and it may be difficult to implement such controls with only 1 officer and director.  The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. Refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies for further discussion of this exemption.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Summary

We believe it is important to communicate our expectations to investors.  There may be events in the future, however, that we are unable to predict accurately or over which we have no control.  The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provides all known material risks, uncertainties and events that may cause our actual  results to differ materially from the expectations we describe in our forward looking statements.  The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

Dividend Policy

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Item 4: Use of Proceeds.

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. We estimate the total cost relating to the registration herein to be approximately $9,000 which is being paid by the Company.

Item 5: Determination of Offering Price.

Our Common Stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market and there is no guarantee that the Company’s common stock will ever be quoted on a tier of the OTC Markets. Our Company will be offering the shares of Common Stock being covered by this prospectus at a price of $0.01 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our Common Stock is not based on past earnings, nor is the price of our Common Stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The total stockholders' equity as of November 30, 2012 was $1,340.

Item 6: Dilution.

We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

Item 7: Selling Security Holders.

The shares being offered for resale by the selling stockholders consist of the 29,000,000 shares of our Common Stock held by 41 shareholders.  The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 15, 2012 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares and are not obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

On October 10, 2012 we issued 55,000,000 shares of Common Stock to Thoroughbred Management Group (which is beneficially owned by CEO Joseph Wade) for $5,500 in cash which was used for thoroughbred research. The Company is only including 500,000 shares of Common Stock from this issuance as the remaining shares will continue to be restricted.

On October 10, 2012 we issued 320,000,000 shares of Common Stock to Thoroughbred Management Group (which is beneficially owned by CEO Joseph Wade) for $32,000 in services rendered.

On October 10, 2012 we issued 40,000,000 shares of Common Stock to Valerie Baugher in exchange for $4,000 in cash which was used for thoroughbred research.  The Company is only including 1,250,000 shares of Common Stock from this issuance as the remaining shares will continue to be restricted.

On October 10, 2012 we issued 10,000,000 shares of Common Stock to Lori Livacich in exchange for $1,000 in cash which was used for thoroughbred research. The Company is only including 1,000,000 shares of Common Stock from this issuance as the remaining shares will continue to be restricted.

On December 17, 2012   the Company sold 26,250,000 shares of Common Stock to38 investors at a purchase price of $.0005 per share.  The investors were friends and family of our officers and directors.
The selling shareholders obtained their shares in reliance of the exemption from registration requirements of the 1933 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities and was limited to friends and family of the Company's officers and directors.

Name of selling stockholder	Shares of stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common owned after offering
Albina Bekova	500,000	500,000	0	0.00%
Alex Olmstead	250,000	250,000	0	0.00%
Amy Costenmoyer (3)	500,000	500,000	0	0.00%
Anastasia Shishova	1,250,000	1,250,000	0	0.00%
Art Olmstead (4)	750,000	750,000	0	0.00%
Audrey Limon	750,000	750,000	0	0.00%
Barbara Perez	750,000	750,000	0	0.00%
Boris Shishova (8)	1,000,000	1,000,000	0	0.00%
Danielle D'amico	1,000,000	1,000,000	0	0.00%
Elena Serykh	500,000	500,000	0	0.00%
Ginny Olmstead (4)	750,000	750,000	0	0.00%
Gleb Korchak	1,000,000	1,000,000	0	0.00%
Illana Ostav	750,000	750,000	0	0.00%
Jamil Atacha (5)	750,000	750,000	0	0.00%
Jeff Combs	1,000,000	1,000,000	0	0.00%
Jesse Perez	750,000	750,000	0	0.00%
John Olmstead	750,000	750,000	0	0.00%
Joseph Wade	1,000,000	1,000,000	0	0.00%
Julia Goncharova	500,000	500,000	0	0.00%
Julia Korchak	1,000,000	1,000,000	0	0.00%
Kasie Olmstead	250,000	250,000	0	0.00%
Larry Vasquez	750,000	750,000	0	0.00%
Lori Livacich	10,000,000	1,000,000	9,000,000	1.99%
Maria Olvera	750,000	750,000	0	0.00%
Monique Knowles	500,000	500,000	0	0.00%
Morgan Costenmoyer	500,000	500,000	0	0.00%
Orange Bear Holdings1	1,000,000	1,000,000	0	0.00%
Penny Atacha (5)	750,000	750,000	0	0.00%
Rimma Karataeva	500,000	500,000	0	0.00%
Robin Costenmoyer (6)	500,000	500,000	0	0.00%
Roxanne Chaucy	500,000	500,000	0	0.00%
Rustam Osmanov	500,000	500,000	0	0.00%
Steve Costenmoyer (6)	500,000	500,000	0	0.00%
Tatiana Shishova (8)	1,000,000	1,000,000	0	0.00%
Tenly Costenmoyer (7)	500,000	500,000	0	0.00%
Thoroughbred Management Group2	375,000,000	500,000	374,500,000	82.99%

Tom Olmstead	750,000	750,000	0	0.00%
Travis Costenmoyer (3)	500,000	500,000	0	0.00%
Valerie Baugher	40,000,000	1,250,000	38,750,000	8.59%
Whitney Costenmoyer	500,000	500,000	0	0.00%
Will Waldrop	500,000	500,000	0	0.00%

1. Valerie Baugher exercises the sole power voting and dispositive power with respect to the shares being offered by the shareholder.
2. Joseph Wade exercises the sole power voting and dispositive power with respect to the shares being offered by the shareholder.
3. Travis and Amy Costenmoyer are married and whose shares are indirectly owned by each other.
4. Art and Ginny Olmstead are married and whose shares are indirectly owned by each other.
5. Penny and Jamil Atacha are married and whose shares are indirectly owned by each other.
6. Robin and Steve Costenmoyer are married and whose shares are indirectly owned by each other,
7. Tenly Costenmoyer is the minor child of Travis and Amy Costenmoyer and whose shares are indirectly owned by Travis and Amy Constenmoyer.
8. Boris and Tatiana Shishova are married and whose shares are indirectly owned by each other.

* No other selling shareholders are married to or are minor children of another selling shareholder except for those listed above on these footnotes.  Individuals with similar names are either brother, sisters or cousins and therefore are not deemed to be beneficially owned by another person.

Relationships of Selling Shareholders with Company

Joseph Wade is listed as a selling shareholder and is the CEO, CFO and Director of the Company

No other selling shareholder has a position or material relationship with the Company.

Item 8: Plan of Distribution.

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on a tier of the  OTC Markets and thereafter at prevailing market prices or privately negotiated prices. In order to assure that selling shareholders will offer their shares at $0.01 per share until our shares are quoted on a tier of the OTC Markets, we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on a tier of the  OTC Markets without proof of the selling price. Thoroughbred Management Group and Joseph Wade are underwriters within the meaning of Section 2(a)(11) of the Securities Act and as such these selling shareholders will offer their shares at a fixed price for the duration of the offering. There is no guarantee that the Company’s common stock will ever be quoted on a tier of the OTC Markets.  The Company expects to apply to be quoted on the OTC QB tier.

We are registering the Common Stock issued to the Selling Stockholders to permit the resale of these shares of Common Stock by the holders of the Common Stock from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock.  We will bear all fees and expenses incident to our obligation to register the Common Stock.   The offering will terminate 360 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

The Selling Stockholders may sell all or a portion of the Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the Common Stock is sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions.  The Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.  The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Shareholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any profits on the sale of the Common Stock by such Selling Shareholders and any discounts, commissions or agent's commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The Common Stock may be sold in one or more transactions at:

•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

The sales may be effected in one or more transactions:

•	on any national securities exchange or quotation on which the Common Stock may be listed or quoted at the time of the sale;
•	in the over-the-counter market;
•	in transactions other than on such exchanges or services or in the over-the-counter market;
•
through the writing of options (including the issuance by the Selling Shareholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	in a public auction; or
•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.   The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

In connection with the sales of the  Common Stock, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the Common Stock in the course of hedging their positions;
•	sell the Common Stock short and deliver the Common Stock to close out short positions;
•	loan or pledge the Common Stock to broker-dealers or other financial institutions that in turn may sell the Common Stock;
•
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the  Common Stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of the  Common Stock by the Selling Shareholders.

There can be no assurance that any Selling Shareholder will sell any or all of the Common Stock under this prospectus. Further, we cannot assure you that any such Selling Shareholder will not transfer, devise or gift the Common Stock by other means not described in this prospectus. The Common Stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The Common Stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Common Stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Common Stock by the Selling Shareholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the Common Stock being distributed. This may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

We have agreed to pay the entire expenses incidental to the registration of the Common Stock, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company and blue sky fees and expenses. The Selling Shareholders will be required to pay all discounts, selling commission and stock transfer taxes applicable to the sale of the Common Stock and fees and disbursements of counsel for any Selling Shareholder.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

·	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
·	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

·	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
·	contains a toll-free telephone number for inquiries on disciplinary actions;

·	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
·	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

·	bid and offer quotations for the penny stock;
·	details of the compensation of the broker-dealer and its salesperson in the transaction;

·	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
·	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) o f the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Item 9: Description of Securities to be Registered.

(a) Common and Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 750,000,000 shares of capital stock, of which 700,000,000 are shares of Common Stock, par value $0.0001 per share (the " Common Stock") and 50,000,000 are shares of Preferred Stock, par value $.0001 per shares (the “Preferred Stock”).   As of December 17, 2012, 451,250,000 shares of Common Stock and 10,000,000 shares of Preferred Common Stock were issued and outstanding.

Common Stock

The Certificate of Incorporation, as amended, authorizes the Company to issue up to 700,000,000 shares of Common Stock ($0.0001 par value).  As January 23, 2013 hereof, hereof, there are 451,250,000 shares of our Common Stock issued and outstanding, which are held by 41 shareholders of record. Of these shares, 451,250,000 are not registered and are restricted from sale pursuant to the Securities Act of 1933, as amended.  All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  Holders of our Common Stock are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. Unless otherwise required by the Delaware General Corporation Law, the Common Stock and the Preferred Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.  Upon our liquidation or dissolution, the holders of our Common Stock  and Preferred Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Common Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Common Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any.

Preferred Stock

Our Certificate of Incorporation, as amended, authorizes the Company to issue up to 50,000,000 shares of Preferred ($0.0001 par value).

Series A Preferred Stock

November 30, 2012, there are 10,000,000 shares of our Series A Preferred Stock issued and outstanding, which are held by 1 shareholder of record. Of these shares, 10,000,000 are not registered and are restricted from sale pursuant to the Securities Act of 1933, as amended.  All outstanding shares of Preferred Stock are of the same class and have equal rights and attributes. The Series A Preferred shares do not have the right to convert into Common shares. Holders of our Preferred Stock are entitled to five hundred (500) votes per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors at the same rate as those declared for Common Stock holders. Unless otherwise required by the Delaware General Corporation Law, the Common Stock and the Preferred Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.  Upon our liquidation or dissolution, the holders of our Common Stock and Preferred Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Preferred Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Preferred Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 10: Interests of Name Experts and Counsel.

The financial statements for Capall Stables, Inc .  as of and for the period ended November 30, 2012 included in this prospectus have been audited Sam Kan and Company,  independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

Certain legal matters with respect to the issuance of the securities offered hereby were passed upon by Brinen & Associates, LLC.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Item 11: Information with Respect to the Registrant.

Business Of The Registrant
Description of Business

The Company's business is the buying, selling and racing of thoroughbreds that can race in the claiming levels of thoroughbred racing.  Claiming refers to the process by which a licensed person may purchase a horse entered in a race designated as a “claiming race” for a predetermined price. When a horse has been claimed, its new owner assumes title after the starting gate opens although the former owner is entitled to all purse money earned in that race.  Claiming races are the lowest level of thoroughbred racing and as such provide the lowest average purse money among the race types. On March 15, 2013, the Company’s wholly owned subsidiary obtained its license from the California Horse Racing Board.

The Company acquired its initial thoroughbred, Rock Off, on February 23, 2013.  Our CEO claimed Rock Off on behalf of the Company since the Company was still waiting to finalize its licensing from the State of California. The Company purchased Rock Off from our CEO by issuing a note payable to him for $13,625. Our CEO has transferred all rights to Rock Off to the Company’s subsidiary, Capall Stables of California.  The Company has identified four (4) additional thoroughbreds to claim now that it has obtained the necessary licenses from the State of California.   The Company will acquire its stable of thoroughbreds through claiming races instead of private transactions or auctions.  The Company intends to acquire at least 50 thoroughbreds in its claiming stable in California before expanding into other states.

The Company expects to begin claiming additional thoroughbreds in March 2013. As such, the Company’s has entered into an agreement with SC Capital for a revolving line of credit of $500,000 to acquire the company’s initial thoroughbreds. The Company needs to raise an additional $1,350,000 to acquire a total of 50 thoroughbreds for its claiming division.  The Company’s goal to acquire the 50 thoroughbreds by December 2013; however, there is no guarantee that the Company will be able to acquire 50 thoroughbreds within this timeframe.  This is dependent on the Company's ability to raise the capital it needs and the availability of thoroughbreds that the Company desires to acquire. Once the Company acquires the initial stable of 50 thoroughbreds, the Company will expect to expand its operations into other states.

The company will create a subsidiary for each state in which its horses shall race.  For example, on March  15, 2013, the Company’s wholly owned subsidiary, Capall Stables of California, Inc., registered and obtained its license with California Horse Racing Board and may begin claiming and racing thoroughbreds and will be the owner of the Company's horses in California.  The cost associated to forming these subsidiaries is approximately $500.  There is no guarantee that the Company will be able to successfully expand the business into other states.

Company’s Thoroughbreds

Name	DOB/Sex	Sire	Price
Rocks Off(1)	2008/Horse	Rock Hard Ten	$13,625 ($12,500 claiming price plus $1,125 in sales tax)

(1)	Rock Off was acquired by Joseph Wade, our CEO, on behalf of the Company. All rights o Rock Off have been transferred to our subsidiary, Capall Stables of California.

Overview of the Horse Racing Industry in the U.S. and Canada

During 2010, there were 52,771 active thoroughbred racehorses in the U.S. and Canada. Those horses raced in a total of 5,918 thoroughbred races and earned approximately $1.1 billion in purse winnings. Thoroughbred horse races in 2010 attracting millions of spectators and aggregate handle of more than $11.9 billion at tracks and at off-site locations. The US Gross Domestic Product for thoroughbred racing, breeding, and related activities alone is over $39 billion, with the total horse industry contributing over $101 billion.

Pari-mutuel wagering is the prevalent form of wagering on horse racing events. Pari-mutuel wagering is a form of wagering in which wagers on horse races are aggregated in a commingled pool of wagers, called a mutuel pool, and the payoff to winning customers is determined by both the total dollar amount of wagers in the mutuel pool and the allocation of those dollars among the various kinds of bets. Unlike casino gaming, the customers bet against each other, and not against the operator, and therefore the operator bears no risk of loss with respect to wagering conducted except in the case of minimum payout bets. The pari-mutuel operator retains a pre-determined percentage of the total amount wagered, called the takeout, on each event, regardless of the outcome of the wagering event, and the remaining balance of the mutuel pool is distributed to the winning customers. Of the percentage retained by the pari-mutuel operator, a portion is paid to the horse owners in the form of purses or winnings, which encourage the horse owners and their trainers to enter their horses in a track’s races. Pari-mutuel wagering on horse racing is the largest form of pari-mutuel wagering, and it is currently authorized in over 40 states of the United States and all provinces of Canada.

Over the past twenty years, live attendance at horse racetracks in the U.S. and Canada has declined substantially. The total number of races declined from 81,279 in 1990 to 52,771 in 2010. Pari-mutuel wagering on thoroughbred horseracing has declined by approximately 24% from a peak of $15.7 billion in 2003 to $11.9 billion in 2010. U.S. and Canadian purses, which represent the amount of available winnings in United States and Canadian thoroughbred horse races (including monies not won and returned to state breeder and other funds), have shown a more modest decrease, declining by about 4.8% over the same period, as illustrated in the table below:

The number of race days has also declined significantly. Since 1999, more than 25% of races, excluding major racing events such as the Kentucky Derby, the Belmont Stakes, the Preakness Stakes and the Breeder’s Cup and other racing events held on the same day, have been inadequately funded, meaning that the live handle contribution from all sources to the tracks and purse account was less than the purse paid out to horsemen, and approximately 49% of race days have not generated sufficient revenue to cover purses and the cost of running the day. Major racing events, however, continue to draw large crowds, earn high television ratings and attract substantial total handle.

Claiming

The Company's claiming activities consist of identifying horse in claiming races that are more valuable, in the Company's opinion, then their respective claiming price.  The factors leading to a horse being more valuable than its claiming price may be it has been poorly trained to date, has run in the wrong type of races or has dropped in class.  The Company believes most of the horses acquired in this manner will be owned by the Company for less than 12 months since they can be sold during any claiming race.

A claiming race is one in which all horses entered are eligible to be purchased by a licensed owner or indirectly through a trainer for the specified claiming price (see below for levels of claiming races).  For example, in a $32,000 Claiming race all the horses are for sale for the purchase price of $32,000 plus applicable taxes.  The procedure for a claiming race is as follows:  the trainer puts a claim in for the horse prior to the race.  Immediately upon the start of the race the horse is considered sold to the new owner, however, the previous owner maintains any purse winnings from that race. If two or more owners/trainers put a claim in on a horse than a "shake" occurs to determine who has purchased the horse.  A shake is when each claiming owner is assigned a number.  Then a racing official draws a number at random and the owner with corresponding number has purchased the horse.  Claiming races account for up to 80% of all thoroughbred races on a given day.

The intent behind claiming is to claim horses that are performing below the ability or have been mismanaged by the current owners or trainers.  Thereby, allowing the Company to move the horse up in class and make a profit on the horse being claimed for an amount higher than the Company paid.

The Company acquired its initial thoroughbred, Rock Off, on February 23,2013.  Our CEO claimed Rck Off on behalf of the Company since the Company was still waiting to finalize its licensing from the State of California  Our CEO has transferred all rights to Rock Off to the Company’s subsidiary. The Company purchased Rock Off from our CEO by issuing a note payable to him for $13,625. The Company expects to begin claiming additional thoroughbreds beginning in March 2013 since the Company’s wholly owned subsidiary has obtained its license.  Toward this goal, the Company’s has entered into an agreement with SC Capital for a revolving line of credit of $500,000 to acquire the company’s initial thoroughbreds. The Company needs to raise an additional $1,350,000 to acquire a total of 50 thoroughbreds for its claiming division. These thoroughbreds will initially run solely in California.  Once the Company acquires 50 horses in California it expects to expand its operations into other states.

The Company’s goal is to maintain a stable of 50 thoroughbreds in California. The Company expects that most thoroughbreds in its claiming division will be claimed from the company (or sold) within 12 months from the date we acquire the thoroughbred.  As a result, the Company would be required to claim additional thoroughbreds to replace the ones claimed from the Company.  The Company expects that it could take between 15 – 30 days to replace the thoroughbreds claimed from the Company. The Company’s management anticipating that the Company will need to replace its thoroughbreds will maintain a list of thoroughbreds it would claim upon one of the current thoroughbreds being claimed from the Company.  Thereby, allowing the Company to quickly replace the thoroughbred that was claimed.

The company would acquire the new thoroughbreds according to the same methodology listed below in “Deciding on Horse”. The main factor being the thoroughbred’s past performance.  Whereby, management would review the results of the thoroughbred’s races and at what level. The past performance will provide evidence to the soundness of the thoroughbred, the thoroughbred's willingness and ability to win and the length of race and turf types that the thoroughbred prefers.  The Company’s officers believe that the past performance indicates the level of competition the thoroughbred can win at and therefore its indicate its value. However, the past performance may not accurately predict the future performance of the thoroughbred.

Once the Company acquires a thoroughbred in its claiming division it may take up to 30-45 days before the thoroughbred  may be able to race again.  The factors relating to the length between races include the endurance and shape of the thoroughbred, the availability of races and the skill level of the other thoroughbreds in the race.  The Company, along with our trainer, use these factors to decide on where and when to race the thoroughbred so we can put the thoroughbred in the best possible position to win.  During this time the thoroughbred is usually ridden everyday as part of their training.  Thoroughbreds will jog or cantor most days.  The thoroughbred will typically gallop every 7 days that it does not race, this is referred to as a work out. A work out consists of a timed run from 3 furlongs up to 5 furlongs ( 1 furlong equals 1/8 of a mile) and simulates a race for the thoroughbred.

The Company expects the on-going monthly expenses directly associated to the thoroughbreds in its claiming division to be approximately $50 to $125 per day for each thoroughbred which includes all monthly cost associated with the thoroughbred including training, housing, feed and vet bills.  The fee depends on the trainer's fee and the amount of vet bills each thoroughbred requires.  Additionally, the jockey is paid 10% of any purse winnings from the thoroughbred he or she rides.  The trainer selects the jockey for each particular race.

Initially, the Company expects to acquire 1-2 thoroughbreds per month.   the Company’s has entered into an agreement with SC Capital for a revolving line of credit of $500,000 to acquire the company’s initial thoroughbreds. As such, the Company expects to acquire its initial 4 thoroughbreds by the end of May 2013.  Once the Company is able to raise the additional $1,350,000 we can acquire thoroughbreds at a faster rate (at a rate of 5-8 per month) due to the fact we will have operations in place and sufficient capital (from the capital rise and operations) to maintain our stable of thoroughbreds.  Once it has raised the additional $1,350,000, the Company expects to be able to acquire the 50 thoroughbreds by December 2013.

The Company will acquire thoroughbreds as our capital position permits.  As such, the Company expects to be able to acquire approximately 13 thoroughbreds; however, the Company’s goal is to acquire 4 by the end of May 2013. The Company needs to raise an additional $1,350,000 to acquire a total of 50 thoroughbreds for its claiming division..   If the Company is able to raise capital quicker than we currently expect, than we would acquire thoroughbreds at a faster pace.  Likewise, if we raise money at a slower rate, than we expect than we will acquire thoroughbreds at a slower pace.  Our ability and timing of the acquisition of the additional thoroughbreds is dependent on the Company raising the required capital to acquire the thoroughbred and to maintain the stable until our revenue is sufficient to cover the monthly costs of the thoroughbreds.   The Company is expecting to have the necessary capital to begin to initially acquire the 4 initial thoroughbreds for its claiming division in March 2013 and to complete the acquisitions by May  2013.  The Company further expects to have the capital available beginning in June 2013 to begin acquiring the remaining thoroughbreds to fully build out our claiming division.  Once the Company acquires the 50 thoroughbreds the Company will have the infrastructure and revenue to support our expansion of the stables to additional states; however, this is dependent on our ability to raise the required capital.

If a thoroughbred becomes sick or injured then the Company will rely on the recommendations from the vet on the course of action to be taken with regard to the thoroughbred.

Revenue from Claiming Division

The Company generates revenue from its Claiming Division in two ways: (1) purse winnings and (2) thoroughbreds being claimed from the Company.

The main source of revenue for the Company will be from the purse winnings from the claiming races that the Company’s thoroughbreds will be entered.  The purse winnings are distributed as follows: 1st: 60%; 2nd: 20%; 3rd: 12%; 4th: 6%; 5th: 2%.  The rest of the field receives $250 per start. There are no fees to enter a thoroughbred in a claiming race.

The Company expects that a thoroughbred will begin to generate revenue from purse winnings within 30-45 days from acquiring the thoroughbred.  The Company further expects that it will continue to receive revenue from the thoroughbred every 30-45 days from additional purse winnings.

The Company will also generate revenue if our thoroughbred is claimed by another stable.  The Company expects that most thoroughbreds in its claiming division will be claimed from the company (or sold) within 12 months from the date we acquired the thoroughbred.  For example, at the Santa Anita (as of January 19, 2013) meet 49 thoroughbreds, for $1,058,000, were claimed in a 25 day period.  If a thoroughbred is claimed from the Company, we expect to use the revenue from the sale of the thoroughbred to acquire an additional thoroughbred to replace it.

Thoroughbred racing is unpredictable and variable. Thoroughbreds typically race every 30-45 days.  Additionally, the Company may decide to wait longer for an upcoming race that favors a horse.   As such, our revenue stream may be affected by the uncertainty of when a thoroughbred would be able to race again.  This could impact our cash flow from operations and make it difficult to meet recurring operating expenses.

Eligibility to enter a horse into a particular race is determined by the conditions applicable to the race as set forth on the racing card established by the racing secretary. Conditions take into account such factors as age, sex, winnings (including the number of races won, if any, the most recent win(s) and dollar amount of winnings) and state of birth. For claiming races, the claiming price represents, effectively, an additional racing condition because only horses with values consistent with the claiming price will be entered by their owners. For claiming races, there is no person who determines the value of the horse prior to entering the horse into a race.  Owners and trainers make the decision of what level of claiming race the horse will be entered on their own accord.  We believe that there will be ample opportunities for our horses to race and we do not believe an absence of racing opportunities will limit our revenues.

Deciding on Horse

When deciding on acquiring the horse the main pieces of information the Company relies on are breeding, past performance charts and race replays.

When deciding to claim a horse, the Company relies mostly on the thoroughbred's past performance.  This is because unlike a private sell or an auction, the Company cannot have a veterinarian check the horse prior to acquiring the thoroughbred.  The past performance will provide evidence to the soundness of the thoroughbred, the thoroughbred's willingness and ability to win and the length of race and turf types that the thoroughbred prefers.  The Company’s officers believe that the past performance indicates the level of competition the thoroughbred can win at and therefore its indicate its value. However, the past performance may not accurately predict the future performance of the thoroughbred. In addition, to the thoroughbred's past performance the Company reviews the thoroughbred's pedigree, conformation, and dosage rating of the thoroughbred.  Once the Company has made initial decisions to claim as thoroughbred, we review race replays and/or watch the thoroughbred gallop in morning workouts. During this phase we review athleticism to assist in determining whether to claim a particular horse. The qualities that make up the athleticism of a horse include its physical proportionality, its temperament and its balance. Unlike a private transaction or auction the Company cannot have a vet check out for the thoroughbred for soundness issues prior to the company acquiring the thoroughbred.  The Company relies on the past performance, race replays and watching morning workouts and/or gallops to determine the soundness of a particular thoroughbred it intends to claim.

When deciding to acquire a thoroughbred through a private sale or auction, the Company uses the same methodology as above, if available.  The Company also will have a veterinarian check the thoroughbred prior to acquiring the thoroughbred thereby provide the Company with a comprehensive report on the health and condition of the thoroughbred.  At an auction, the thoroughbred typically has not raced before and therefore does not have any past performances to rely on.  Therefore, the Company relies on ancestry, or bloodline, and the confirmation of the thoroughbred.

Types of claiming Races

Claiming

$100,000 - horses are entered but are subject to sale for the claiming price of $100,000
$80,000 -   horses are entered but are subject to sale for the claiming price of $80,000
$62,500 -   horses are entered but are subject to sale for the claiming price of $62,500
$50,000 -   horses are entered but are subject to sale for the claiming price of $50,000
$40,000 -   horses are entered but are subject to sale for the claiming price of $40,000
$32,000 -   horses are entered but are subject to sale for the claiming price of $32,000
$25,000 -   horses are entered but are subject to sale for the claiming price of $25,000
$20,000 -   horses are entered but are subject to sale for the claiming price of $20,000
$16,000 -   horses are entered but are subject to sale for the claiming price of $16,000
$12,500 -   horses are entered but are subject to sale for the claiming price of $12,500
$8,000  -    horses are entered but are subject to sale for the claiming price of $8,000

Maiden

$50,000 Maiden Claiming
$32,000 Maiden Claiming
$25,000 Maiden Claiming

Competition

Our main competitors in California that actively purchasing thoroughbreds ar claiming races include, but are not limited to, Midwest Thoroughbreds, Inc., Kenneth and Sarah Ramsey, WinStar Farm LLC, George and Lori Hall and Zayat Stables LLC. Many of our competitors are better capitalized than we are and as a result we may suffer significant competitive disadvantages. In particular, we may have insufficient funds to meet our other operating expenses. We may not have the financial resources to undertake certain medical care for our horses. As a result of any of the foregoing or for other reasons, we may be required to sell one or more of our horses in order to fund our cash needs.

Dependence on one or few major customers

The Company is not dependent on one or a few major customers.

Intellectual Property

We do not presently own any other copyrights, patents, trademarks, licenses, concessions or royalties.

Government Regulation

United States

Horse racing in the U.S. is regulated principally at the state level. We currently intend to race our horses in California before expanding to other states such as New York, Florida, Kentucky, Maryland and Delaware (as well as in Ontario, Canada). In California, horse racing is regulated by the California Horse Racing Board. In Florida, horse racing is regulated by the Division of Pari-Mutuel Wagering of the Florida Department of Business and Professional Regulation. In New York, horse racing is regulated by the New York State Racing and Wagering Board. In Kentucky, horse racing is regulated by the Kentucky Horse Racing Commission. In Maryland, horse racing is regulated by the Maryland Racing Commission. In Delaware, thoroughbred horse racing is regulated by the Delaware Department of Agriculture Thoroughbred Racing Commission.

Each of the states in which we currently intend to race our horses and many states in which we may in the future seek to race our horses require licenses of owners seeking to enter a horse in a race. We will be required to maintain owner’s licenses in each of the jurisdictions in which we seek to enter our thoroughbreds into races. Certain of our officers are required to file applications with the racing authorities in each of the jurisdictions in which we operate and are required to be licensed or found suitable by these racing authorities. If an officer were found to be unsuitable for licensing, we might be required to eliminate that officer from being involved in management decisions.

California

Prior to the Company beginning to acquire horses in California, the Company was required to register the stable with the California Horse Racing Board.  To obtain this license the Company must file either: (1) a foreign qualification with the State; or (2) create a wholly owned subsidiary in the State of California. The Company filed, on January 15, 2013, Articles of Incorporation with the Secretary of State for California documents to form a wholly owned subsidiary in California that would be the owner of record of the Company’s thoroughbreds in California.  The only shareholder of the wholly owned subsidiary is the registrant. The Company filed to register the stable and obtained its license on March 15, 2013.

The Company expects that it will take approximately 45 days for Secretary of State to complete the formation process since as of January 19, 2013 the California Secretary of States website indicates that they are currently processing requests received on December 10, 2012.  Once the Company receives the stamped articles of incorporation for the subsidiary back from the Secretary of State, the Company will apply for register the stable with the CHRB.  Once the Company receives approval of the stable name then we may begin acquiring and racing horses under the stable name.

Canada

Horse racing in Canada is regulated through a combination of federal oversight by the Canadian Pari-Mutuel Agency (a Special Operating Agency within Agriculture and Agri-Food Canada) that focuses primarily, but not exclusively, on pari-mutuel betting, and provincial oversight by provincial racing commissions such as the Ontario Racing Commission, which deal with, among other things, licensing issues.

We currently intend to race our horses in Ontario in 2014. The Ontario Racing Commission requires licenses of owners seeking to enter a horse in a race. Certain of our officers may need to be licensed as well, and may be subject to suitability determinations. If an officer were found to be unsuitable for licensing, we might be required to eliminate that officer from being involved in management decisions.

Employees

As of November 30, 2012, we have no employees other than our officers. We anticipate that we will be using the services of independent contractors for our trainers and vets. We are not a party to any employment agreements.

Reports to Shareholders

The Company is currently not required to deliver an annual report to shareholders and is not required to file reports with the Securities and Exchange Commission.  However, the Company will deliver audited annual reports to the shareholders.  Upon the effectiveness of this S-1, the Company intends to file a Form 8-A for the Company’s Common Stock and become a reporting company under the Securities Exchange Act of 1934.  The Company does not intend to file a Form 8-A for its Preferred Stock.

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549, on official business days during the hours of 10:00am and 3:00pm.  The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Description of Property

Our executive, administrative and operating offices are located at 205 Del Mar #974, San Clemente, California 92674.  The Company uses this address for mailing purposes since the Company's operations will be at the various racing tracks that its thoroughbreds are racing at.  The thoroughbreds claimed by the Company will be housed at facilities provided by the Company's trainers.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Market Price and Dividends

Market Information

The Company’s common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market and there is no guarantee that the Company’s common stock will ever be quoted on a tier of the OTC Markets.  We anticipate applying for trading of our Common Stock on the over-the-counter (OTC) QB upon the effectiveness of the registration statement of which this prospectus forms a part. The Company currently does not intend to apply to get its Preferred Stock to become trading. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and conformations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

Holders

There are forty one (41) holders of the Company’s Common Stock.  There is one (1) holder of the Company’s Preferred Stock.

Dividends

The Company has not issued any dividends since its inception.

Securities Authorized for Issuance Under Equity Compensation Plans.

The Company has not authorized any securities to be issued under an equity compensation plan.

Transfer Agent

The Company will take as its own transfer agent.  Once the Company becomes a trading company, we intended to retain Cleartrust, LLC to serve as its transfer agent.

Financial Statements and Supplementary Data

The Company's financial statements for the period ended November 30, 2012, have been audited to the extent indicated in their report by Sam Kan and Company  an independent registered public accounting firm. The financial statements have been prepared in accordance with generally accepted accounting principles.  Please see the Financial Statements Index on page F-1.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Revenue

The Company has not had any revenue since its inception through the period ending November 30, 2012.

Once the Company is able to begin claiming and racing thoroughbreds, the Company will generate revenue from its in two ways: (1) purse winnings and (2) sale of a thoroughbred.  The main source of revenue for the Company will be from the purse winnings from the claiming races that the Company’s thoroughbreds will be entered.  The purse winnings are distributed as follows: 1st: 60%; 2nd: 20%; 3rd: 12%; 4th: 6%; 5th: 2%.  The rest of the field receives $250 per start.  There are no fees to enter a thoroughbred in a claiming race.

Thoroughbred racing is unpredictable and variable. Thoroughbreds typically race every 30-45 days.  Additionally, the Company may decide to wait longer for an upcoming race that favors a horse.   As such, our revenue stream may be affected by the uncertainty of when a thoroughbred would be able to race again.  This could impact our cash flow from operations and make it difficult to meet recurring operating expenses.

Eligibility to enter a horse into a particular race is determined by the conditions applicable to the race as set forth on the racing card established by the racing secretary. Conditions take into account such factors as age, sex, winnings (including the number of races won, if any, the most recent win(s) and dollar amount of winnings) and state of birth. For claiming races, the claiming price represents, effectively, an additional racing condition because only horses with values consistent with the claiming price will be entered by their owners. For claiming races, there is no person who determines the value of the horse prior to entering the horse into a race.  Owners and trainers make the decision of what level of claiming race the horse will be entered on their own accord.  We believe that there will be ample opportunities for our horses to race and we do not believe an absence of racing opportunities will limit our revenues.

Operating Expenses

For the period ending November 30, 2012, the Company had $42,160 in Operating Expenses.  These expenses related to research conducted to identify the initial four (4) thoroughbreds to be claimed.
The Company expects the operating expenses will be $2,000 per month for audits and legal expenses related to being a reporting company.  Once the Company is able to begin claiming and racing thoroughbreds, the Company’s expenses will begin to include the expenses directly associated to each thoroughbred acquired are $50 - $125 per day depending on the trainer and the vet needs of each thoroughbred. The Company expects to begin generating revenue from within 30-45 days of the acquisition of a thoroughbred in its claiming division.  The revenue will consist of purse winning and from any thoroughbred claimed from our stable.  If a thoroughbred is claimed from us we intend to use the revenue from the claim to acquire a replacement thoroughbred.
Net Loss

For the Period ending November 30, 2012, the Company had Net Loss of ($41,160).  This was derived as follows:

Gross Income:	$0
Discounts:	$0
COGS:	$0
Expenses:	$42,160
Accrued Taxes:	$0
Net Loss:	$(42,160)

Dividends

The Company did not issue any dividends.

Liquidity and Capital Resources

As of November 30, 2012 the Company had $1,340 in cash for a total of $1,340 in assets. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months.  Any expansion may cause the Company to require additional capital until such expansion began generating revenue. It is anticipated that the raise of additional funds will principally be through the sales of our securities.  As of the date of this report, additional funding has not been secured and no assurance may be given that we will be able to raise additional funds.

If the Company is not able to able to raise or secure the necessary funds required to maintain our operations and fully execute our business then the Company would be required to cease operations.

As of November 30, 2012, our total liabilities were $0.

On October 10, 2012 we issued 55,000,000 shares of Common Stock to our CEO Joseph Wade for $5,500 in cash which was used for thoroughbred research.

On October 10, 2012 we issued 320,000,000 shares of Common Stock to our CEO Joseph Wade for $32,000 in services rendered.

On October 10, 2012 we issued 40,000,000 shares of Common Stock to Valerie Baugher in exchange for $4,000 in cash which was used for thoroughbred research.

On October 10, 2012 we issued 10,000,000 shares of Common Stock to Lori Livacich in exchange for $1,000 in cash which was used for thoroughbred research.

On November 30, 2012, we issued 10,000,000 shares of Preferred Stock to our officers, directors and principal shareholders for $1,000 cash.

During fiscal 2013, we expect that the legal and accounting costs of being a public company will continue to impact our liquidity.  The expected costs of these are approximately $15,000 to $20,000.  This amount is expected to possibly increase to $25,000 once the Company begins acquiring thoroughbreds in our own name.  Our officers, directors and principal shareholders have verbally agreed to provide $40,000 in financing that can be used to cover these expenses. However, there is no guarantee that we will receive the funds from our officers and directors since there is no legal commitment or obligation. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of being a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

The Company’s has entered into an agreement with SC Capital for a revolving line of credit of $500,000 to acquire the company’s initial thoroughbreds. In the opinion of management, available funds will not satisfy our growth requirements for the next twelve months.  The Company needs to raise an additional $1,350,000 to acquire a total of 50 thoroughbreds for its claiming division by the end of December 2013.The Company expects that it needs a minimum of $100,000 to begin to implement its business plan which will be taken from the $500,000 line of credit with SC Capital.  This is the only amount and for that our officer, director and principal shareholders have committed to which will be sufficient to fund the company's current operations and its expenses related to being a public company for the next 12 months.

SC Capital Revolving Line of Capital

On February 1, 2013, the Company entered into a revolving line of credit with SC Capital.  The material terms of the line of credit are as follows:

(1)	The Company to borrow up to $500,000.
(2)	The amount that the Company borrows will carry an interest equal to nine percent (9%) per annum.
(3)	The Company will pay the accrued interest on any outstanding principal balance on the 15th of each month.
(4)	The maturity date is March 15, 2014.

A copy of the revolving line of credit has been attached as Exhibit 10.1.

The Company intends to use $100,000 of the $500,000 line of credit to begin to fully execute its plan of operations. This is broken down as follows:

Acquisition of thoroughbreds:	$50,000

Reserve for Thoroughbred Direct Cost ( i.e. Training fees):	$30,000

Working Capital:	$20,000 for general administrative purposes and the Company’s on-going reporting obligations as a public company

The Company acquired its initial thoroughbred from our CEO.  Our CEO claimed the thoroughbred on behalf of the Company since the Company it still waiting to finalize its licensing from the State of California.  The Company does not expect to begin acquiring thoroughbreds in its own name until it has obtained the necessary licensing required in the State of California which the Company expects to be in March 2013.  The initial $100,000 will allow the Company to acquire 4 thoroughbreds.  Thereby, allowing the Company to begin generating revenue to cover the expenses related to the Company's operations and its public reporting requirements.  The Company will need to raise an additional $1,350,000 to acquire an additional 50 thoroughbreds.  The Company expects to require the additional funding in June 2013.  The Company's inability to raise the necessary capital would negatively impact the Company's ability to generate sufficient revenues to cover its operations and reporting requirements.

Once the Company has acquired 50 thoroughbreds, the Company will begin to expand its operations into additional states.   The Company has not performed any research as to which states to expand into but expects to begin dong so in the next 6 months.   The Company anticipates that it will need to raise an additional $1,000,000 to expand its operations into these other states.  The Company expects to be able begin expanding its operations beginning in January 2014.  If the Company is not able to raise sufficient capital, it would limit the Company's ability to expand and increase the number of its horses.

Timing needs for Funding

Immediate needs (current through May 2013)

$100,000: This capital is intended to be used to claim the initial 4 thoroughbreds and general expenses until we can begin generating revenue. This amount includes $50,000 to acquire the thoroughbreds, $30,000  for a reserve for the thoroughbreds direct monthly cost, and $20,000 for the on-going operations of the Company and the company's on-going reporting requirements.   The Company expects the monthly costs of the thoroughbreds to be approximately $14,000 per month.  The Company’s reserve of $30,000 for the thoroughbred’s monthly costs is intended to provide the company approximately 2 months of expenses for the thoroughbreds acquired.  The Company will use the $500,000 line of credit to implement this initial phase of its business plan.

The expenses directly associated to each thoroughbred acquired is $50 - $125 per day depending on the trainer and the vet needs of each thoroughbred. The Company expects to begin generating revenue from within 30-45 days of the acquisition of a thoroughbred in its claiming division.  The revenue will consist of purse winning and from any thoroughbred claimed from our stable.  If a thoroughbred is claimed from us we intend to use the revenue from the claim to acquire a replacement thoroughbred.

The Company's current monthly burn rate is between $3,700 - $4,000 per month, which includes approximately $3,000 for training fees associated with the Company’s thoroughbred..  This is expected to increase to $5,700 - $6,000 once the Company becomes a reporting company which includes the expected monthly costs of $2,000 associated with being a reporting company.   The Company's monthly burn rate consists of the direct costs of the thoroughbreds the Company has acquired (such as training and vet fees) and the expected on-going general expenses of the Company (such as filing fees, audits and general administrative expenses).

Once the Company acquires the 4 initial thoroughbreds for its claiming division, the Company's monthly burn rate is expected to be $16,000 including $14,000 in thoroughbred expenses and $2,000 in fees associated to be a reporting company.

The company has included the $30,000 reserve since the Company expects it will take approximately 25 – 30 days from the date a thoroughbred is acquired before revenue may be generated from its purse winnings.  As such the Company has included the initial months expenses of approximately $14,000 (as in the above stated financing requirements to cover the initial month's burn rate for the thoroughbreds acquired with the above referred to financing.  The remaining $16,000 is considered a reserve for the thoroughbred expenses incurred by the Company. The Company expects to begin generating revenue within 30-45 days of the acquisition of the thoroughbreds in its claiming division and as such the on-going monthly burn rate should be covered by the revenue generated from the thoroughbreds.  However, there is no guarantee that the Company's revenue would be able to cover the Company's monthly burn rate.

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its thoroughbreds.  This may require the Company to sell its thoroughbreds for less than the Company purchased the thoroughbred.

Short-term needs (May 2013 through December 2013)

The Company needs to raise $1,750,000 grow our stable to include a total of 50 thoroughbreds. This is broken down as follows:

Acquisition of thoroughbreds:	$1,250,000

Reserve for Thoroughbred Direct Cost ( i.e. Training fees):	$500,000

Total	$1,750,000

$1,750,000: This amount is needed for the Company to be able to acquire the additional thoroughbreds to grow our stable to a total of 50 thoroughbreds.  The Company has obtained a $500,000 revolving line of credit which can be used toward the $1,750,000.  $100,000 of the line of credit will be used for the initial phase.  As such, the Company will still need to raise an additional $1,350,000 to acquire the additional thoroughbreds to grow our stable to of 50 thoroughbreds.

The $1,750,000 includes the $1,250,000 to acquire the thoroughbreds and $500,000  for the reserve for thoroughbred direct monthly costs.   The expenses directly associated to the thoroughbred acquired with this funding are $50 - $125 per day depending on the trainer and the vet needs of each thoroughbred. The Company expects to begin generating revenue from within 30-45 days of the acquisition of a thoroughbred in its claiming division.  The revenue will consist of purse winning and from any thoroughbred claimed from our stable. If a thoroughbred is claimed from us we intend to use the revenue from the claim to acquire a replacement thoroughbred. The Company’s reserve for the thoroughbred’s monthly costs is for approximately 8-9 weeks of expenses for the thoroughbreds.

Once the Company has a total of 50 thoroughbreds in our claiming division, the Company's monthly burn rate is expected to be $200,000 including cost associated with being a reporting company.  The Company has included $200,000 (from the $500,000 for the reserve for direct monthly cost of the thoroughbreds)  in the above stated financing requirements to cover the increases in the monthly burn rate for the thoroughbreds it acquires with the above referred to financing.  The remaining $300,000 is considered a reserve for thoroughbred expenses by the Company.  The Company's thoroughbreds are expected to begin generating revenue within 30-45 days of its acquisition and as such the on-going monthly burn rate would be covered by the revenue generated from the thoroughbreds.  However, there is no guarantee that the Company's revenue would be able to cover the Company's monthly burn rate.  There is no guarantee that the provided estimates on our burn rates will be our actual burn rates.

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses.  The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its thoroughbreds.  This may require the Company to sell its thoroughbreds for less than the Company purchased it for.

Mid-term needs (December 2013 through April 2014)

The Company needs to raise $1,000,000 to expand to additional states. This is broken down as follows:

Acquisition of thoroughbreds:	$800,000

Reserve for Thoroughbred Direct Cost ( i.e. Training fees):	$200,000

Total:	$1,000,000

$1,000,000: This amount is needed for the Company for to expand its operations into additional states.  The Company has not determined which states it intends to expand into. The capital raised will allow the Company to be able to acquire 25 thoroughbreds in the new state.  This amount includes the $800,000 to acquire the thoroughbreds, and $200,000  for the reserve for thoroughbred direct monthly expenses of the thoroughbreds. The Company expects it on-going monthly expenses directly associated to the thoroughbreds in its claiming division to be approximately $50 to $125 per day for each thoroughbred the Company owns. The fee depends on the trainer's fee and the amount of vet bills each thoroughbred requires.   The Company expects to begin generating revenue from this thoroughbreds within 30-45 days of their acquisition. The revenue generated will consist of purse winnings. The Company’s reserve for the thoroughbred’s monthly costs is for approximately 8-9 weeks of expenses for the thoroughbreds.

Once the Company has a total of 25 thoroughbreds in the additional state, the Company's monthly burn rate for the additional horses would be is expected to be $100,000.  The Company has included $100,000 (from the $200,000 for the direct monthly cost of the thoroughbreds) in the above stated financing requirements to cover the increases in the monthly burn rate for the thoroughbreds it acquires. The Company's thoroughbreds are expected to begin generating revenue within 30-45 days of its acquisition and as such the on-going monthly burn rate would be covered by the revenue generated from the thoroughbreds.  However, there is no guarantee that the Company's revenue would be able to cover the Company's monthly burn rate.  The Company's total number of horses would be 75 and would have an expected monthly burn rate of $300,000 per month. There is no guarantee that the provided estimates on our burn rates will be our actual burn rates.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its thoroughbreds.  This may require the Company to sell its thoroughbreds for less than the Company purchased it for.

If Company's revenue is not sufficient to cover the expenses for its 50 thoroughbreds in the claiming division, the Company would not be able to expand to additional states.

Long-term needs (April 2014 - December 2014)

The Company needs to raise $2,000,000 to fully expand to additional states. This is broken down as follows:

Acquisition of thoroughbreds:	$1,500,000

Reserve for Thoroughbred Direct Cost ( i.e. Training fees):	$500,000

Total:	$2,000,000

$2,000,000:   The Company expects to need to raise $2,000,0000 to fully implement its expansion into other states.  The Company would expect to acquire 60 additional horses as part of its expansion plan.  This amount includes the $1,500,000 to acquire the thoroughbreds, and $500,000  for the direct monthly expenses of the thoroughbreds. The Company expects it on-going monthly expenses directly associated to the thoroughbreds in its claiming division to be approximately $50 to $125 per day for each thoroughbred the Company owns.  The fee depends on the trainer's fee and the amount of vet bills each thoroughbred requires.   The Company expects to begin generating revenue from this thoroughbreds within 30-45 days of their acquisition. The revenue generated will consist of purse winnings.

Once the Company has acquired the additional 60 thoroughbreds, the Company's monthly burn rate for the additional horses would be is expected to be $225,000.  The Company has included $225,000 (from the $500,000 for the direct monthly cost of the thoroughbreds)  in the above stated financing requirements to cover the increases in the monthly burn rate for the thoroughbreds it acquires. The Company's thoroughbreds are expected to begin generating revenue within 30-45 days of its acquisition and as such the on-going monthly burn rate would be covered by the revenue generated from the thoroughbreds.  However, there is no guarantee that the Company's revenue would be able to cover the Company's monthly burn rate.  The Company's total number of horses would be 130 and would have an expected monthly burn rate of $525,000 per month. There is no guarantee that the provided estimates on our burn rates will be our actual burn rates.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its thoroughbreds.  This may require the Company to sell its thoroughbreds for less than the Company purchased it for.

Claiming Division funding from above capital

The Company will acquire its thoroughbreds as our capital position permit.  As such, the Company’s has entered into an agreement with SC Capital for a revolving line of credit of $500,000 to acquire the company’s initial thoroughbreds. The Company needs to raise an additional $1,350,000 to acquire a total of 50 thoroughbreds for its claiming division.  If the Company is able to raise capital quicker than we currently expect, than we would acquire thoroughbreds at a faster pace.  Likewise, if we raise money at a slower rate, than we expect than we will acquire thoroughbreds at a slower pace.  Our ability and timing of the acquisition of the additional thoroughbreds is dependent on the Company raising the required capital to acquire the thoroughbred and to maintain the stable until our revenue is sufficient to cover the monthly costs of the thoroughbreds.   The Company is expecting to to begin to acquiring the initial 4 thoroughbreds for its claiming division in May 2013 and to have the capital available beginning in June 2013 to begin acquiring the remaining 50 thoroughbreds to fully build out our California stables.  The Company expects, subject to raising the necessary capital, to acquire the 50 thoroughbreds by the end of December 2013 and therefore provide the Company with the infrastructure and revenue to support our expansion of the Company's operations into other states.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to our audited financial statements included in this prospectus. We have consistently applied these policies in all material respects.  Below are some of the critical accounting policies:

Revenue Recognition

The company pursues opportunities to realize revenues from two principal activities: purse winnings from racing horses and selling its horses in claiming races. It is the company’s policy that revenues and gains will be recognized in accordance with ASC Topic 605-10-25, “Revenue Recognition.” Under ASC Topic 605-10-25, revenue earning activities such as horse races are recognized upon claiming the purse winnings and the company has substantially accomplished all it must do to be entitled to the benefits represented by the revenue. Gains or losses from the sale of the horses are recognized when the horse is sold or otherwise disposed of, the cost and associated accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the statement of operations.

Research and Development

Costs associated with the research othoroughbred are charged to expense as incurred. $9,900 incurred in the period from inception on October 10, 2012 to the period ended November 30, 2012 for research and development costs.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Depreciation schedule

The Company depreciates horses that it acquires a 50% or greater position in.  The Company depreciates the horse via straight-line depreciation over its useful life of 3 years.  As of the date of this report, the Company does not own a 50% or greater position in any horse.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill and other intangible assets are tested for impairment annually and more frequently if facts and circumstances indicate goodwill carrying values exceed estimated reporting unit fair values and if indefinite useful lives are no longer appropriate for the Company’s trademarks. Based on the impairment tests performed, there was no impairment of goodwill or other intangible assets in fiscal 2012. Definite-lived intangibles are amortized over their estimated useful lives.

Basic and diluted net loss per share

Basic loss per share is computed using the weighted average number of shares of Common Stock outstanding during each period. Diluted loss per share includes the dilutive effects of Common Stock equivalents on an “as if converted” basis. Basic and diluted loss per share are the same due to the absence of Common Stock equivalents.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Recently Issued Accounting Pronouncements - In January 2010, the FASB issued ASC Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” which updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's financial statements.

Emerging Growth Company Status

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act, commonly referred to as the JOBS Act. We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•
not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (we also will not be subject to the auditor attestation requirements of Section 404(b) as long as we are a “smaller reporting company,” which includes issuers that had a public float of less than $ 75 million as of the last business day of their most recently completed second fiscal quarter);

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. In other words, an “emerging growth company” can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until the first to occur of the date the subject company (i) is no longer an “emerging growth company” or (ii) affirmatively and irrevocably opts out of the extended transition period provided in Securities Act Section 7(a) (2) (B). The Company has elected to take advantage of this extended transition period and, as a result, our financial statements may not be comparable to the financial statements of other public companies. Accordingly, until the date that we are no longer an “emerging growth company” or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a) (2) (B), upon the issuance of a new or revised accounting standard that applies to your financial statements and has a different effective date for public and private companies, clarify that we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any disagreements with our auditors on any matters of accounting principles, practices, or financial statement disclosure.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Identification of Directors and Executive Officers.

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
Joseph Wade	37	President, Director

Joseph Wade, President/Director.

Joseph Wade, President/Director.  Mr. Wade is our President and a member of the Board of Directors. In October 2012, Mr. Wade founded  Capall Stables .  Since 2007, Mr. Wade has been involved in personally owning and racing thoroughbreds in California, New York, Pennsylvania, West Virginia and Maryland.  Since July 2000, Mr. Wade has worked as the President of Thoroughbred Management Group, his family’s company, which is involved in investing in various thoroughbred ventures. Thoroughbred Management Group is an affiliate of the Company since its owns approximately 83% of the outstanding stock.

Mr. Wade is still serving has President of Thoroughbred Management Group and serves in that capacity on a part-time basis.  Mr. Wade devotes approximately 30 hours per week, or about 50% of his time, to the Company.

Except as stated above, none of the Companies or entities Mr. Wade has previously worked for is a parent, subsidiary or other affiliate of the Company.

Due to Mr. Wade’s experience in owning and racing thoroughbreds, the shareholders felt Mr. Wade should serve as a director of the Company.

The foregoing persons are promoters of  Capall Stables ., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve their term prescribed in the Company’s By-laws and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Our management has not been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Executive Compensation

The Companies’ officers and director did not receive any annual salary through October 10, 2012 the services rendered on behalf of the Company; however, Thoroughbred Management Group received shares valued at $32,000 for services rendered to the Company.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	All other Compensation	TOTAL

Joseph Wade, President, Director	2012	$-	-	32,000	-	32,000

Director Independence

Our Board of Directors has determined that none of our directors are independent. The Board does not have a lead independent director as none of directors are independent.  The Company intends to obtain independent members of its Board of Directors at its next annual meeting expected to take place in August.

Board Meeting and Committees; Annual Meeting Attendance

From the period of Inception through November 30, 2012, there were one (1) meetings of the Board of Directors.  No member of the Board attended fewer than seventy-five percent (75%) of the aggregate number of meetings held by the Board of Directors.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future.  Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee.  If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Shareholder Communications

Any shareholder may send communications to the Board of Directors.  Shareholders may mail communications to the Board addressed to the Board of Directors or any individual member at the Company’s corporate address.  Additionally, shareholders may call the corporate office and request to speak to any member of the board of directors or may leave a message for such member.  Shareholders may email questions to the Board as well to board@embarrdowns.com.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our directors and officers meet the highest standards of ethical conduct. The Code of Ethics requires that our directors and officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.  A copy of the Company's code of ethics has been attached to this prospectus as Exhibit 14.

Involvement in Certain Legal

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, or

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority, barring, suspending or otherwise limiting for more than 60 days his or her involvement in any type of business, securities or banking activities; or

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to the alleged violation of any Federal or State securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, self regulatory organization (as defined by Section 3(a)(26) of the Exchange Act), any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member

Controls and Procedures

Evaluation of disclosure controls and procedures. Disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time period specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports filed under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As of the end of the period covered by this report, we carried out an evaluation, under the supervision of our Chief Executive Officer and Financial Officer, Joseph Wade, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon and as of the date of that evaluation, Mr. Wade concluded that our disclosure controls and procedures are not effective to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.  The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;
2.	No segregation of duties;
3.	No audit committee; and
4.	Ineffective controls over financial reporting.

The Company has concluded that these are not material weaknesses.  However, the Company intends to remedy these factors as follows:

Independent Directors:  The Company does not have any independent directors and does not expect to have any until after December 2013.

No Segregation of Duties/ Ineffective controls over financial reporting:  The company intends to hire additional staff members, either as employees or consultants, prior to May 31, 2013.  These additional staff members will be responsible for making sure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required and will the staff members will have segregated responsibilities with regard to these responsibilities.  The costs associated with the hiring the additional staff members will increase the Company's Sales, General and Administration (SG&A) Expense.  It is anticipated the cost of the new staff members will be approximately $40,000 per year.  This amount is expected to be covered through revenue generated from the Company.  Additionally, the Company will not begin hiring support staff until it has revenue to cover the expenses related to the support staff.

No audit committee: After the election of the independent directors at the next annual shareholder meeting, the Company expects that an Audit Committee will be established.  The cost associated to the addition an audit committee are minimal and not deemed material.

Policies and Procedures with Respect to Related Party Transactions

As of the date hereof, our Board of Directors has not adopted formal written policies or procedures regarding the review, approval or ratification of related party transactions. It is the Company’s intention to adopt such policies and procedures in the immediate future.  Such policies will include, among other things, descriptions of the types of transactions covered, the standards to be applied in reviewing such transactions, the process for review of such transactions, and the individuals on the Board of Directors or otherwise who are responsible for implementing the policies and procedures. It is our intention that our audit committee, which will be comprised entirely of independent directors, will be responsible for such matters on an ongoing basis, consistent with its written charter.  Notice of the Company’s adoption of these policies and procedures will be given to all appropriate Company personnel.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Delaware Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Delaware’s standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company’s intention to adopt such policies and procedures in the immediate future, however the company does not expect the policy to be adopted in a written form prior to the effectiveness of this Registration Statement. Additionally, the policy may be ineffective sine there is currently only one officer and director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company, 205 Ave Del Mar #974, San Clemente, California 92674.

Name and Address	Common Stock Shares Beneficially Owned	Percentage Class	Preferred Stock Shares Beneficially Owned	Percentage Class	Total Voting Power

Thoroughbred Management Group1	375,000,000	83%	10,000,000	100%	98%
Joseph Wade	1,000,000	.2%	0	0%	.1%
Valerie Baugher	40,000,000	8.86%	0	0%	.73%
Orange Bear Holdings	1,000,000	.22%	0	0%	.02%
1.  Joseph Wade exercises the sole power voting and dispositive power with respect to the shares being offered by the shareholder.
2.  Valerie Baugher exercises the sole power voting and dispositive power with respect to the shares owned by Orange Bear Holdings.

Certain Relationships and Related Transactions

On October 10, 2012 we issued 55,000,000 shares of Common Stock to Thoroughbred Management Group, beneficially owned by our CEO Joseph Wade, for $5,500 in cash which was used for thoroughbred research.

On October 10, 2012 we issued 320,000,000 shares of Common Stock to Thoroughbred Management Group, beneficially owned by our CEO Joseph Wade, for $32,000 in services rendered.

On November 30, 2012, we issued 10,000,000 shares of Preferred Stock to Thoroughbred Management Group, beneficially owned by our CEO Joseph Wade, for $1,000 cash.

On December 17, 2012 we issued 1,000,000 shares of Common Stock to our CEO Joseph Wade for $500 cash.

On February 1, 2013, the Company entered into a revolving line of credit SC Capital for $500,000.  Valerie Baugher is the President of SC Capital.  The material terms of the line of credit are as follows:

(1)	The Company to borrow up to $500,000.
(2)	The amount that the Company borrows will carry an interest equal to nine percent (9%) per annum.
(3)	The Company will pay the accrued interest on any outstanding principal balance on the 15th of each month.
(4)	The maturity date is March 15, 2014.

A copy of the revolving line of credit has been attached as Exhibit 10.1.

On February 23, 2013, the Company acquired its initial thoroughbred, Rock off, from our CEO for $13,625. Mr. Wade paid $13,625 for Rock Off and claimed him for the Company.

On February 23, 2013, the Company issued a note payable to our CEO, Mr. Wade in the amount $13,625 for the purchase of Rock Off.  The note payable is an unsecured 12 month note and has a 0% interest.

Item 11A: Material Changes.

Not Applicable.

Item 12: Incorporation of Certain Information by Reference.

We are not incorporating certain information by reference.

Item 12A: Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by Section 145 of the General Corporation Law of Delaware and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CAPALL STABLES, INC.
(A Development-Stage Company)

FINANCIAL STATEMENT

For the period from October 10, 2012 (Inception) through November 30, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of  Capall  Stables, Inc

We have audited the accompanying balance sheet of Capall Stables Inc as of November 30, 2012, and the related statement of operations, stockholders’ equity, and cash flows for the period October 10, 2012 (date of inception) through November 30, 2012. Capall Stables Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.

Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capall Stables Inc as of November 30, 2012 and the results of its operations and its cash flows for each of the period October 10, 2012 (date of inception) through November 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operation.

/s/ Sam Kan & Company
Sam Kan & Company
Alameda, CA

March 18, 2013

CAPALL STABLES, INC.
(A Development Stage Company)
Balance Sheet

November 30,
2012
ASSETS

Current assets
Cash and cash equivalent	$1,340
Total current assets	1,340

Total assets	$1,340

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Total liabilities (all current)	-

Stockholders' (deficit) Equity
Preferred Stock Class A: $0.0001 par value, 50,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000
Common Stock: $0.0001 par value, 700,000,000 shares authorized, 425,000,000 shares issued and outstanding	42,500
Additional paid in capital	-
Accumulated deficit	(42,160)
Total stockholders' (deficit) equity	1,340

Total liabilities and stockholders' (deficit) equity	$1,340

See accompanying notes to financial statements

CAPALL STABLES, INC.
(A Development Stage Company)
Statement of Operations

Period of October 10, 2012 (Inception) to November 30, 2012

Revenue	$-

Operating expenses
Operating expenses	9,900
General and administrative	32,260
Total operating expenses	42,160

Net loss	$(42,160)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	425,000,000

See accompanying notes to financial statements

CAPALL STABLES, INC.
(A Development-Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the period from October 10, 2012 (Inception) through November 30, 2012

	Common Stock		Preferred Stock		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, October 10, 2012 (Inception)

Common stock issued for cash	105,000,000	$10,500			$-	$-	$10,500
Common stock issued for services	320,000,000	32,000					32,000
Preferred stock A issued for cash			10,000,000	1,000			1,000
Net loss for the period	-	-	-	-	-	(42,160)	(42,160)
Balance, November 30, 2012	425,000,000	$42,500	10,000,000	$1,000	$-	$(42,160)	$1,340

See accompanying notes to financial statements

CAPALL STABLES, INC.
(A Development-Stage Company)
STATEMENT OF CASH FLOWS

For the period from October 10, 2012 (Inception) through November 30, 2012

Period of October 10, 2012 (Inception) to November 30, 2012

Cash flows from operating activities
Net loss	$(42,160)
Adjustments to reconcile net los to net cash used in operating activities
Stock issuance for services	32,000
Net cash used in operating activities	(10,160)

Net cash provided by investing activities	-

Cash flows from financing activities
Issuance of common stock and Preferred Stock Class A for cash	11,500
Net cash provided by financing activities	11,500

Net change in cash and cash equivalent	1,340

Cash and cash equivalent at the beginning of the period	-

Cash and cash equivalent at the end of the period	$1,340

Supplemental cash flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements

CAPALL STABLES, INC.
(A Development-Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

For the period ending November 30, 2012

Note 1 – Nature of Operations

The Company's business is the buying, selling and racing of thoroughbreds that can race in the claiming levels of thoroughbred racing.  Claiming refers to the process by which a licensed person may purchase a horse entered in a race designated as a “claiming race” for a predetermined price. When a horse has been claimed, its new owner assumes title after the starting gate opens although the former owner is entitled to all purse money earned in that race. Claiming races are the lowest level of thoroughbred racing and as such provide the lowest average purse money among the race types.

The Company acquired its initial thoroughbred, Rock Off, on February 23, 2013.  Our CEO claimed Rock Off on behalf of the Company since the Company was still waiting to finalize its licensing from the State of California. The Company purchased Rock Off from our CEO by issuing a note payable to him for $13,625. Our CEO has transferred all rights to Rock Off to the Company’s subsidiary.  The Company has identified four (4) thoroughbreds to claim now that it has obtained the necessary licenses from the State of California.   The Company will acquire its stable of thoroughbreds through claiming races instead of private transactions or auctions.  The Company intends to acquire at least 50 thoroughbreds in its claiming stable in California before expanding into other states.

The Company expects to begin claiming additional thoroughbreds beginning March 2013 now that the Company’s wholly owned subsidiary has obtained it license as a stable by the CHRB.   The Company expects to acquire the 50 thoroughbreds by September 2013.  This is dependent on the Company's ability to raise the capital it needs and the availability of thoroughbreds that the Company desires to acquire. Once the Company acquires the initial 50 thoroughbreds, the Company expects to expand its operations into other states.   Refer to Liquidity and Capital Resources below for more information on the Company's plans to raise capital.

The Company currently has no operations and in accordance with ASC 915 “Development Stage Entities,” and considered a development stage enterprise.  The Company has been in the development stage since its formation and has not yet realized from its planned operations.

Going Concern

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Management feels the limited history of the Company and its future cash needs to implement its business plan raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management's plans with respect to alleviating the adverse financial conditions that caused shareholders to express substantial doubt about the Company’s ability to continue as a going concern are as follows:

The Company’s current assets are not deemed to be sufficient to fund ongoing expenses related to the planned expansion of operations. In order to implement its entire business plan, the Company will need to raise additional capital through equity or debt financings or through loans from shareholders or others. The ability of the Company to continue as a going concern is dependent upon its ability to successfully raise additional capital and eventually attain profitable operations. There can be no assurance that the Company will be able to raise additional capital or execute its business strategy.

Note 2 – Significant Accounting Policies

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.  The Company has elected a fiscal year ending on December 31.

(Note 2 – Continued)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill and other intangible assets are tested for impairment annually and more frequently if facts and circumstances indicate goodwill carrying values exceed estimated reporting unit fair values and if indefinite useful lives are no longer appropriate for the Company’s trademarks. Based on the impairment tests performed, there was no impairment of goodwill or other intangible assets in fiscal 2012. Definite-lived intangibles are amortized over their estimated useful lives.

Depreciation schedule

The Company depreciates horses that it acquires a 50% or greater position in.  The Company depreciates the horse via straight-line depreciation over its useful life of 3 years.  As of the date of this report, the Company does not own a 50% or greater position in any horse.

Basic and diluted net loss per share

Basic loss per share is computed using the weighted average number of shares of Common Stock outstanding during each period. Diluted loss per share includes the dilutive effects of Common Stock equivalents on an “as if converted” basis. Basic and diluted loss per share are the same due to the absence of Common Stock equivalents.

 Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Net profit/loss per common share

Net profit/loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock and potentially outstanding shares of Common Stock during each period.  There were no potentially dilutive shares outstanding as of November 30, 2012.

(Note 2 – Continued)

Share Based Expenses

ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. , may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"),"Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Research and Development

Costs associated with the research of thoroughbreds are charged to expense as incurred. $9,900 incurred in the period from inception on October 10, 2012 to the period ended November 30, 2012 for research and development costs.

Revenue Recognition

The company pursues opportunities to realize revenues from two principal activities: purse winnings from racing horses and selling its horses in claiming races. It is the company’s policy that revenues and gains will be recognized in accordance with ASC Topic 605-10-25, “Revenue Recognition.” Under ASC Topic 605-10-25, revenue earning activities such as horse races are recognized upon claiming the purse winnings and the company has substantially accomplished all it must do to be entitled to the benefits represented by the revenue. Gains or losses from the sale of the horses are recognized when the horse is sold or otherwise disposed of, the cost and associated accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the statement of operations.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Recently Issued Accounting Pronouncements - In January 2010, the FASB issued ASC Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” which updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's financial statements.

There are several other new accounting pronouncements issued or proposed by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

Note 3 –Related Party Transaction

On October 10, 2012 we issued 55,000,000 shares of Common Stock to our CEO Joseph Wade for $5,500 in cash which was used for thoroughbred research.

On October 10, 2012 we issued 320,000,000 shares of Common Stock to our CEO Joseph Wade for $32,000 in services rendered.

On November 30, 2012, we issued 10,000,000 shares of Preferred Stock to our officers, directors and principal shareholders for $1,000 cash.

On February 1, 2013, the Company entered into a revolving line of credit in the amount of $500,000 with SC Capital Group.  Valerie Baugher is the President of SC Capital.

On February 23, 2013, the Company acquired its initial thoroughbred on February 23, 2013 from our CEO as our CEO claimed the thoroughbred on behalf of the Company.

On February 23, 2013, the Company issued a note payable to to our CEO, Mr. Wade in the amount $13,625 for the purchase of Rock Off.  The note payable is an unsecured 12 month note and has a 0% interest.

Note 4 - Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 “Income Taxes,” when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the periods ended November 30,2012, applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

The component of the Company’s deferred tax asset as of November 30, 2012 is as follows:

	2012
Net operating loss carry forward	42,160	$
Valuation allowance	(42,160)
Net deferred tax asset	$-	$

A reconciliation of income taxes computed at the 35% statutory rate to the income tax recorded is as follows:

	2012
Net operating loss carry forward	16,442	$
Valuation allowance	(16,442)
Net deferred tax asset	$-	$

The Company did not pay any income taxes during the period ended November 30, 2012
The net federal operating loss carry forward will expire in 2029.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 5 – Common & Preferred Stock

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 750,000,000 shares of capital stock, of which 700,000,000 are shares of Common Stock, par value $0.0001 per share (the " Common Stock") and 50,000,000 are shares of Preferred Stock, par value $.0001 per shares (the “Preferred Stock”).   As November 30, 2012, 425,000,000 shares of Common Stock and 10,000,000 shares of Preferred Common Stock were issued and outstanding.

On October 10, 2012 we issued 105,000,000 shares of Common Stock for $10,500 in cash.

On October 10, 2012 we issued 320,000,000 for services of $32,000.

Common Stock

The Certificate of Incorporation authorizes the Company to issue up to 700,000,000 shares of Common Stock ($0.0001 par value).  As of the date hereof, hereof, there are 425,000,000 shares of our Common Stock issued and outstanding, which are held by 3 shareholders of record. Of these shares, 425,000,000 are not registered and are restricted from sale pursuant to the Securities Act of 1933, as amended.  All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  Holders of our Common Stock are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. Unless otherwise required by the Delaware General Corporation Law, the Common Stock and the Preferred Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.  Upon our liquidation or dissolution, the holders of our Common Stock  and Preferred Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Common Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Common Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any.

Preferred Stock

Our Certificate of Incorporation, as amended, authorizes the Company to issue up to 50,000,000 shares of Preferred ($0.0001 par value).

Series A Preferred Stock

As of the date hereof, there are 10,000,000 shares of our Series A Preferred Stock issued and outstanding, which are held by 1 shareholder of record. Of these shares, 10,000,000 are not registered and are restricted from sale pursuant to the Securities Act of 1933, as amended.  All outstanding shares of Preferred Stock are of the same class and have equal rights and attributes. The Series A Preferred shares do not have the right to convert into Common shares. Holders of our Preferred Stock are entitled to five hundred (500) votes per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors at the same rate as those declared for Common Stock holders. Unless otherwise required by the Delaware General Corporation Law, the Common Stock and the Preferred Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.  Upon our liquidation or dissolution, the holders of our Common Stock and Preferred Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Preferred Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Preferred Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any.

Note 6 – Dividends

The Company did never declared or paid cash dividend to its shareholders.

Note 7 – Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through the date of this filing and determined that the following are subsequent events:

On December 17, 2012   the Company sold 26,250,000 shares of Common Stock to38 investors at a purchase price of $.0005 per share.  The investors were friends and family of our officers and directors.

On February 1, 2013, the Company entered into a revolving line of credit for $500,000 with SC Capital.

On February 23, 2013, the Company acquired its initial thoroughbred on February 23, 2013 from our CEO as our CEO claimed the thoroughbred on behalf of the Company.

PART II

INFORMATION NOT REQURIED PURSUANT TO THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We are bearing all expenses in connection with this registration statement other than sales commissions.  Estimated expenses payable by us in connection with the registration and distribution of the Common Stock registered hereby are as follows.

SEC Filing Expenses	$14
Printing	$-
Legal and Accounting	$3,500
Misc. Expenses	$500
SUB-TOTAL	$4,014

Item 14. Indemnification of Directors and Officers

Capall Stable’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Delaware law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Item 15. Unregistered Sales of Equity Securities and Use of Proceeds

The following sets forth information relating to all previous sales of our stock, which sales were not registered pursuant to the Securities Act.

On October 10, 2012 we issued 55,000,000 shares of Common Stock to Thoroughbred Management Group, beneficially owned by our CEO Joseph Wade for $5,500 in cash which was used for thoroughbred research.

On October 10, 2012 we issued 320,000,000 shares of Common Stock to Thoroughbred Management Group, beneficially owned by our CEO Joseph Wade for $32,000 in services rendered.

On October 10, 2012 we issued 40,000,000 shares of Common Stock to Valerie Baugher in exchange for $4,000 in cash which was used for thoroughbred research.

On October 10, 2012 we issued 10,000,000 shares of Common Stock to Lori Livacich in exchange for $1,000 in cash which was used for thoroughbred research.

On November 30, 2012, we issued 10,000,000 shares of Preferred Stock to our officers, directors and principal shareholders for $1,000 cash.

On December 17, 2012   the Company sold 26,250,000 shares of Common Stock to 38 investors (listed above as the selling shareholders) at a purchase price of $.0005 per share.  The investors were friends and family of our officers and directors.

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•
the investors  represented to us that they were acquiring the securities for their own account for investment and not for the account of any other  person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•
we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•
the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;

•
each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers  regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;
•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;
•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;
•
we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;
•	no underwriter was involved in the offering; and
•
we made  independent  determinations  that  such  persons  were sophisticated or accredited investors and that they were capable of  analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

ITEM 26: EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description
3.1	Restated Articles of Incorporation
3.2	By-Laws
5.1	Legal Consent
10.1	Revolving Line of Credit Agreement
14.1	Code of Ethics
23.1	Consent of Sam Kan & Company
99.1	Claims Report from Santa Anita Through 1-19-2013

ITEM 27: UNDERTAKING

The undersigned Registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any additional or changed material information on the plan of distribution.

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.  If the registrant is relying on Rule 430B (230.430B of this chapter):

A.  Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
b.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
d.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933,  Capall Stables has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles in the State of California, on March 18, 2013 .

Capall Stables

By:	/s/ Joseph Wade
Joseph Wade
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wade	Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Director	03/18/2013
Joseph Wade